UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (June 14, 2012)

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-25909 (Commission File Number)	86-0931332 (IRS Employer Identification No.)

2240 Auto Park Way, Escondido, California (Address of Principal Executive Offices)	92029 (Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 18, 2012, Flux Power Holdings, Inc., a Nevada corporation (the “Company”), filed a Current Report on Form 8-K (the “Original Filing”) reporting the closing of a share exchange transaction with Flux Power, Inc., a California corporation (“Flux Power”) and its shareholders that resulted in Flux Power becoming a wholly owned subsidiary and new operating business of the Company (the “Reverse Acquisition”). On August 6, 2012, the Company filed Amendment No. 1 to the Original Filing made in response to certain comments received from the Staff of the Securities and Exchange Commission. This Amendment No. 2 to Original Filing (“Form 8-K/A”) is being made to respond to further comments received from the Staff of the Securities and Exchange Commission.  For convenience and ease of reference, the Company is filing this Form 8-K/A in its entirety with applicable changes. Unless otherwise stated, all information contained in this Form 8-K/A is as of June 18, 2012, the filing date of the Original Filing. Except as stated herein, this Form 8-K/A does not reflect events or transactions occurring after such filing date or modify or update those disclosures in the Original Filing that may have been affected by events or transactions occurring subsequent to such filing date.

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SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;
•	our ability to maintain or increase our market share in the competitive markets in which we do business;
•	our ability to keep up with rapidly changing technologies and evolving industry standards, including our ability to achieve technological advances;
•	our dependence on the growth in demand for our products;
•	our ability to diversify our product offerings and capture new market opportunities;
•	our ability to source our needs for skilled labor, machinery, parts, and raw materials economically; and
•	the loss of key members of our senior management.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and file as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

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Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

•	the “Company,” “FPH,” “we,” “us,” and “our” refer to the combined business of Flux Power Holdings, Inc., formerly Lone Pine Holdings, Inc., a Nevada corporation and its subsidiary, Flux Power, Inc. (“Flux Power”), a California corporation;

•	“Exchange Act” refers the Securities Exchange Act of 1934, as amended;

•	“SEC” refers to the Securities and Exchange Commission; and

•	“Securities Act” refers to the Securities Act of 1933, as amended.

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Item 1.01 Entry Into A Definitive Agreement.

Amendment No. 1 to the Securities Exchange Agreement

On June 13, 2012, we entered into a certain Amendment No. 1 to the Securities Exchange Agreement (“Amendment”) by and among Flux Power Holdings, Inc., formerly Lone Pine Holdings, Inc., a Nevada corporation (the “Company”), Flux Power, Inc., a California corporation (“Flux Power”) and its shareholders, Mr. Chris Anthony, Esenjay Investments LLC, and Mr. James Gevarges (collectively the “Flux Shareholders”), pursuant to which the parties amended Section 2.3 of that certain Securities Exchange Agreement dated as of May 18, 2012 by and among the Company, Flux Power and the Flux Shareholders, to change the closing date to June 14, 2012 and amend the reference to the closing conditions

Advisory Agreement

On June 14, 2012, we entered into an Advisory Agreement (“Advisory Agreement”) with Baytree Capital Associates, LLP (“Baytree Capital”) pursuant to which Baytree Capital agreed to provide us with business and consulting services for 24 months in exchange for 100,000 restricted shares of our newly issued common stock at the commencement of each six month period in return for its services, which shares will have piggy-back registration rights, and a warrant to purchase 1,837,777 restricted shares of our common stock for a period of 5 years at an exercise price of $.41 per share.

Indemnification Agreement

On June 14, 2012, in connection with the appointment of Mr. Chris Anthony as our director, Chief Executive Officer and President, and Mr. Steve Jackson as our Chief Financial Officer, and Mr. Craig Miller as our Secretary, we executed a standard form of indemnification agreement (“Indemnification Agreement”) with each of them (the “Indemnitee”).

Pursuant to and subject to the terms, conditions and limitations set forth in the Indemnification Agreement, we agreed to indemnify each Indemnitee, against any and all expenses incurred in connection with the Indemnitee’s service as our officer, director and or agent, or is or was serving at our request as a director, officer, employee, agent or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other entity or enterprise but only if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, and in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the indemnification provided in the indemnification agreement is applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven. Additionally, the Indemnification Agreement establishes processes and procedures for indemnification claims, advancement of expenses and costs and contribution obligations.

The foregoing description of the terms of the Amendment, Advisory Agreement and the Indemnification Agreement, is not complete and is qualified in its entirety by reference to the full text of the respective agreements filed as Exhibit 2.2, Exhibit 10.11 and Exhibit 10.12 to this report, and incorporated herein by reference thereto.

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Item 2.01 Completion of Acquisition or Disposition of Assets

On June 14, 2012, we completed the acquisition of Flux Power, Inc., a California corporation (the “Reverse Acquisition”) pursuant to that certain Securities Exchange Agreement dated May 18, 2012 (“Exchange Agreement”) by and among Flux Power, Inc., a California corporation (the “Flux Power”) and its shareholders, Mr. Chris Anthony, Esenjay Investments, LLC, and Mr. James Gevarges (collectively the “Flux Shareholders”). In connection with the Reverse Acquisition, we purchased 100% of the issued and outstanding shares of common stock of Flux Power from the Flux Shareholders in exchange for 37,714,514 newly issued shares our common stock (“Exchange Shares”) based on an exchange ratio of 2.9547039 (“Share Exchange Ratio”). As a result of the Reverse Acquisition, the Flux Shareholders collectively own approximately 91% of the issued and outstanding shares of our common stock, and Flux Power became our wholly-owned operating subsidiary.

Upon the closing of the Reverse Acquisition (the “Closing”), Mr. Gianluca Cicogna Mozzoni, our Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and sole director, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately; and from his position as our director that will become effective on the tenth day following the mailing by us of an information statement to our stockholders that complies with the requirements of Section 14(f) of the Exchange Act. In addition, our Board of Directors on June 14, 2012, increased the size of our Board of Directors to three directors and appointed Mr. Chris Anthony (Chairman) to fill the vacancy created by the increase in board size, effective as of the date of the Closing of the reverse acquisition. In addition, Messrs. Michael Johnson and James Gevarges were appointed to fill the vacancies created upon the effective resignation of Mr. Mozzoni and the increase in the size of the board, with such appointments and resignation to be effective in compliance with Section 14(f) of the Exchange Act.

In connection with the Reverse Acquisition, (a) we adopted amended and restated Bylaws, (b) changed our name to “Flux Power Holdings, Inc.” (c) we have assumed the Flux Power 2010 Option Plan (“Plan”) and all of the stock options of Flux Power outstanding as of the closing of the Reverse Acquisition, (d) each of the Flux Shareholders agreed not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Exchange Shares for a period of 18 months from the Closing except during the period after the first anniversary of the Closing and a period of 6 months thereafter, in such an amount which constitutes less than 3% in the aggregate of such Flux Shareholder’s beneficial ownership of our common stock per month, and (e) we agreed to use our best efforts to conduct a private placement of our securities in a private placement to accredited investors to purchase up to 8 Units, at a price of $500,000 per Unit, with each Unit consisting of 1,207,185 shares of our common stock and 241,437 5 year warrants to purchase one share of our common stock at an exercise price of $0.41 per share (the “Private Placement”), of which Baytree Capital, its designees or assignees, has committed to investing at least $1,000,000 in the Private Placement. The securities offered and sold in the Private Placement will not be or have not been registered under the Securities Act of 1933, as amended (“Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Flux Power is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

Form 10 Disclosure

As disclosed elsewhere in this report, on June 14, 2012, we acquired Flux Power in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form registration of securities on Form 10.

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Accordingly, we are providing information that would be included in a Form 10 had we been required to file such form. Please note that the information provided below relates to the combined entity after the acquisition of Flux Power, except that information relating to periods prior to the date of the Exchange Agreement only relate to Flux Power unless otherwise specifically noted.

OVERVIEW OF FLUX POWER, INC., OUR WHOLLY-OWNED SUBSIDIARY

Flux Power, Inc., a California corporation, was founded in 2009 to design, develop and sell rechargeable advanced energy storage systems. We have developed an innovative high power battery cell management systems (“BMS”) and have structured our business around this core technology. Our proprietary BMS provides three critical functions to our battery systems:

·	Cell Balancing : This is performed by adjusting the capacity of each cell in a storage system according to temperature, voltage, and internal impedance metrics. This cell balancing management assures longevity of the overall system.

·	Monitoring : This is performed by way of a physical connection to individual cells for monitoring voltage and performing calculations from basic metrics to determine remaining capacity and internal impedance. This monitoring assures accurate measurements to best manage the system and assure longevity.

·	Error reporting : This is performed by analyzing data from system monitoring and making decisions on whether the system is operating out of normal specifications. This error reporting is crucial to system management as it ensures ancillary devices are not damaging the storage system and will give the operator an opportunity to take corrective action to maintain long overall system life.

Using our proprietary battery management system technology, we are able to offer completely integrated energy storage solutions or custom modular standalone systems to our clients. In addition, we have also developed a suite of complementary technologies and products that accompany and enhance the abilities of our core BMS products to meet the needs of the growing advanced energy storage market.

We sold our first product in the second quarter of 2010 and have since delivered over 14 mega watt-hours of advanced energy storage to clients such as Crown Equipment Corp., Damascus Corp., Columbia Parcar Corp., Wheego Electric Cars Inc., Epic Electric Vehicles, and TALHO. We also sell our Advanced Energy Storage products through distributors such as Dukes Garage, Small Car Performance, Electric Motor Sports, MCelectric, Jungle Motors and EV America.

HISTORY OF FLUX POWER HOLDINGS, INC.

Flux Power Holdings, Inc., formerly Lone Pine Holdings, Inc. (“FPH”), through its former wholly owned subsidiary Integrated Forest Products Pty Ltd (“Integrated”), previously operated a saw mill in Australia which cut pine timber into building products to supply the commercial and residential industry along the eastern coast of Australia. In July 2007, Integrated’s wholly owned subsidiary in Australia was put into receivership and has formally discontinued its operations. In connection with the receivership, the receiver formed a new Australian wholly owned subsidiary, Australian Forest Industries, Ltd., and exchanged all of the shares of Integrated for Australian Forest Industries, Ltd. shares. On October 15, 2008, our Board of Directors approved the transfer of all the outstanding shares of Australian Forest Industries, Ltd., its operating subsidiary that had been placed in receivership, to the principal shareholders and directors, personally. Subsequent to the spin out, we became a non-operating shell company engaged in the business of seeking a suitable candidate for acquisition or merger.

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In connection with the Reverse Acquisition, we changed our name from “Lone Pine Holdings, Inc.” to “Flux Power Holdings, Inc.” The name change was effective under Nevada corporate law on May 23, 2012 pursuant to Articles of Merger that was filed with the Nevada Secretary of State. Pursuant to such Articles of Merger, we merged with our wholly-owned subsidiary, Flux Power Holdings, Inc. In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger/name change was not required. The Articles of Merger provided that, upon the effective date of the merger effective, our Articles of Incorporation would be amended as of such date to change our name to "Flux Power Holdings, Inc."

REVERSE ACQUISITION OF FLUX POWER

On June 14, 2012, we completed the acquisition of Flux Power, Inc., a California corporation (the “Reverse Acquisition”) pursuant to that certain Securities Exchange Agreement dated May 18, 2012 (“Exchange Agreement”) by and among Flux Power, Inc., a California corporation (the “Flux Power”) and its shareholders, Mr. Chris Anthony, Esenjay Investments, LLC, and Mr. James Gevarges (collectively the “Flux Shareholders”). In connection with the Reverse Acquisition, we purchased 100% of the issued and outstanding shares of common stock of Flux Power from the Flux Shareholders in exchange for 37,714,514 newly issued shares our common stock (“Exchange Shares”) based on an exchange ratio of 2.9547039 (“Share Exchange Ratio”). As a result of the Reverse Acquisition, the Flux Shareholders collectively own approximately 91% of the issued and outstanding shares of our common stock, and Flux Power is our wholly-owned operating subsidiary.

Upon the closing of the Reverse Acquisition (the “Closing”), Mr. Gianluca Cicogna Mozzoni, our Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and a director, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately; and from his position as our director that will become effective on the tenth day following the mailing by us of an information statement to our stockholders that complies with the requirements of Section 14(f) of the Exchange Act. In addition, our Board of Directors on June 14, 2012, increased the size of our Board of Directors to three directors and appointed Mr. Chris Anthony (Chairman) to fill the vacancy created by the increase in board size, effective as of the date of the Closing of the reverse acquisition. In addition, Messrs. Michael Johnson and James Gevarges were appointed to fill the vacancies created upon the effective resignation of Mr. Mozzoni and the increase in the size of the board, with such appointments and resignation to be effective in compliance with Section 14(f) of the Exchange Act.

In connection with the Reverse Acquisition, (a) we adopted amended and restated Bylaws, (b) changed our name to “Flux Power Holdings, Inc.” (c) we have assumed the Flux Power 2010 Option Plan (“Plan”) and all of the stock options of Flux Power outstanding as of the closing of the Reverse Acquisition, (d) each of the Flux Shareholders agreed not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Exchange Shares or securities convertible into or exercisable or exchangeable into our common stock for a period of 18 months from the Closing except during the period after the first anniversary of the Closing and a period of 6 months thereafter, in such an amount which constitutes less than 3% in the aggregate of such Flux Shareholder’s beneficial ownership of our common stock per month, and (e) we will use our best efforts to conduct a private placement of our securities in an unregistered offering to accredited investors to purchase up to 8 Units, at a price of $500,000 per Unit, with each Unit consisting of 1,207,185 shares of our common stock and 241,437 5 year warrants to purchase one share of our common stock at an exercise price of $0.41 per share (the “Private Placement”), of which Baytree Capital, its designees or assignees, has committed to investing at least $1,000,000 in the Private Placement, and with the anticipation that the closing of the Private Placement will occur in the amount of at least $3,000,000 on or before June 15, 2012, with any remaining unsold portions of the Private Placement to close on or before June 30, 2012. The securities offered and sold in the Private Placement will not be or have not been registered under the Securities Act of 1933, as amended (“Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

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The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Flux Power is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

OUR CORPORATE STRUCTURE

We were organized by the filing of articles of incorporation with the Nevada Secretary of State on September 21, 1998 under the name Oleramma, Inc. The articles of incorporation authorized the issuance of 105,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

On April 28, 1999, we changed our name to BuckTV.Com, Inc. on the basis that we would market consumer products through an interactive website. We again changed our name in November 2002 to Multi-Tech International, Corp. to pursue another venture.

On September 1, 2004, we entered into a share exchange agreement with Timbermans Group Pty Ltd, an Australian corporation and its wholly-owned subsidiary, Integrated Forest Products Pty Ltd, an Australian corporation. Pursuant to the share exchange agreement, we:

●	completed a 200-1 reverse stock split of our outstanding shares of common stock,
●	increased our authorized number of shares of common stock from 100,000,000 to 300,000,000 shares,
●	changed our name from Multi-Tech International, Inc. to Australian Forest Industries,
●	appointed five new directors to our Board of Directors, and
●	we issued 257,000,000 shares of our common stock to Timbermans pursuant to the terms of the share exchange agreement.

As a result, upon completion of the share exchange, Integrated became our wholly-owned subsidiary.

On July 31, 2007, PricewaterhouseCoopers Australia was appointed receiver and manager of both Integrated and Timbermans. On the same date, Deloitte was appointed liquidator of Timbermans. Romanis Cant was appointed liquidator of Integrated on October 18, 2007.

Business operations of Integrated were continued until November 30, 2007, when all the assets of Integrated were offered for sale as a going concern. No offers capable of acceptance by the receiver were submitted. As a result, the receiver entered into contracts to sell the land, plant and equipment of Integrated as individual assets.

Timbermans owned two major assets, a rural property and shares of our common stock. The rural property was sold by auction on March 14, 2008. Timbermans entered into a contract to sell its land and buildings for $9,556,357 and all of its manufacturing equipment for $964,403.

On July 31, 2007, both Timbermans and Integrated were put into administration, the Australian equivalent of receivership, and PricewaterhouseCoopers Australia was appointed each of their receiver and manager. In connection with the administration, the receiver formed a new Australian wholly-owned subsidiary, Australian Forest Industries, Ltd., and exchanged all of the shares of Integrated for Australian Forest Industries, Ltd. shares. On October 15, 2008, the Board of Directors of Australian Forest Industries approved the transfer of all the outstanding shares of Australian Forest Industries, Ltd. to the principal shareholders and directors, who were also the shareholders of Timbermans. As a result, the loan to Timbermans was removed from our books and there is currently no principal or interest due from us to Timbermans or any other related party.

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In November 2008, Baytree Capital LLC (“Baytree”) obtained a controlling interest in the Company’s common shares pursuant to a Stock Purchase Agreement dated November 26, 2008 (the “Stock Purchase Agreement”). Under the Stock Purchase Agreement, Baytree purchased 2,385,000 shares of the Company’s common stock in exchange for $448,125. As a condition to the sale under the Stock Purchase Agreement, the Company’s directors and officers needed to resign, and Baytree arranged with those directors and officers to have William S. Rosenstadt appointed as sole director and executive officer. Subsequently, effective as of December 20, 2011, the Board of Directors of Lone Pine Holdings, Inc. accepted the voluntary resignation of William S. Rosenstadt as director and officer of the company. Concurrently with Mr. Rosenstadt's resignation, the Board of Directors appointed Gianluca Cicogna Mozzoni as its sole director, president, chief executive officer, chief financial officer, treasurer and secretary of the Company effective as of December 20, 2011.

Since early 2010, we have been looking for a merger candidate. Effective January 29, 2010, we:

●	amended our articles of incorporation to change our name from “Australian Forest Industries” to “Lone Pine Holdings, Inc.” Our management believes that the name change will disassociate us with our former business of operating a saw mill in Australia.

●	amended our articles of incorporation to decrease the number of authorized shares of capital stock from 305,000,000 to 150,000,000 shares. Prior to the amendment, the articles of incorporation authorized 300,000,000 shares of common stock and, after the amendment, the articles of incorporation authorize 145,000,000 shares of common stock. The articles of incorporation prior to the amendment and after the amendment both authorize 5,000,000 shares of preferred stock.

●	enacted a reverse stock split so that for every 100 shares of our common stock outstanding on the record date, shareholders received one share of common stock. Any fractional share of our common stock that would have existed as a result of the reverse stock split was rounded up to a whole share. Every 100 shares of common stock issued and outstanding immediately prior to the record date were reclassified as, and changed into, one share of common stock. Coupled with the decrease in our authorized share capital, the reverse stock split increased the number of authorized and unissued shares of common stock from 14.1% of our authorized shares prior to the amendment to 98.2% after the amendment.

In connection with the Reverse Acquisition, on May 23, 2012, we effected a merger with our wholly-owned subsidiary pursuant to which we changed our name from “Lone Pine Holdings, Inc.” to “Flux Power Holdings, Inc.” As a result of the Reverse Acquisition, all of our business operations are conducted through our wholly-owned subsidiary, Flux Power, Inc., a California corporation.

Flux Power was conceived in 2008 to develop technologies for the advanced energy storage market. We were incorporated in the second quarter of fiscal year 2010 and began shipping prototype product in the second quarter of 2010 while continuing to develop our intellectual property portfolio. In 2011, our customer, Wheego, obtained a Federal Motor Vehicle Safety Standards validation for their electric vehicle which incorporated our batteries. In addition, we started shipping ancillary products to enhance our overall product line.

Our principal executive office is located at 2240 Autopark Way, Escondido, CA 92029. The telephone number at our principal executive office is (877)-505-3589 (FLUX).

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DESCRIPTION OF BUSINESS OF FLUX POWER, OUR WHOLLY-OWNED SUBSIDIARY

Our Business

Flux Power, Inc. (“Flux Power”), a California corporation and our wholly-owned subsidiary, is in the business of energy storage and battery management. Flux Power was incorporated in October 2009 to develop technologies for the advanced energy storage market and began shipping prototype product in the second quarter of 2010 while continuing to develop our intellectual property portfolio. In 2011, we began shipping Federal Motor Vehicle Safety Standards validated products and then started shipping ancillary products to enhance our overall product line.

Industry Background for the Energy Storage Market

The energy storage market has grown over recent years from one mostly reliant on lead acid technologies created in the 1800s to one leveraging advanced chemistries and the corresponding ability to store more energy in less space. Back-up power has increasingly grown to depend on telematics to accurately gauge system health. Electric vehicles have adopted lighter weight energy storage to increase range and payload abilities and grid management applications have sought to increase the cycle life of their systems to assure better returns on their investments over the long term. We believe that all of these needs will cause the advanced energy storage market to grow exponentially over the next 5 to 10 years.

Electric Vehicles

Electric vehicles are displacing traditional combustion vehicles for utility and passenger vehicle needs at an ever-growing rate as electric vehicle technology becomes more advanced and costs come down. Utility vehicles like lift trucks and service vehicles are a natural fit for electric power as they are often operated in confined or congested spaces where excess emissions from combustion vehicles is difficult to manage. Moreover, lowering these combustion motor emissions is a goal of many Federal and state agencies, which has also spurred adoption of electric technologies in this space. This adoption is further assisted by increased environmental consciousness on the part of consumers, which has increased sales of both hybrid electric and all electric vehicles. With the decreased costs per mile of electric vehicles and greatly reduced emissions we believe that this market segment will see fast growth.

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Grid Management Solutions

Grid management ranges from simple back-up power to devices that assure the performance and reliability of electric transmission and distribution grids. In simple back-up power systems, the longevity of the system is crucial to maintaining up times and decreasing maintenance costs. Typical lead acid battery back-up power systems need cell replacement every two years, whereas advanced energy storage systems can last as long as ten years. Advanced energy storage has seen gains in storage for peak-shaving to lower electricity costs and in shifting load demands in solar and wind power applications. Grid managements systems in transmission networks at every level need frequency regulation to adjust for minute-to-minute frequency fluctuations in the grid due to demand and supply changes. Buffering with advanced energy storage systems provide services that are more cost effective and efficient versus running power plants at sub-optimal operating levels to meet demand. This practice also frees up power plant capacity normally reserved for frequency regulation and standby to produce more electricity and correlated revenues.

Battery Types

The most common battery technologies currently available to address the electric vehicle and grid management markets include the following:

Lead Acid Batteries : Lead acid is one of the most developed battery technologies as it has been in use since the 1800s. It is relatively easy to manufacture and is an inexpensive and ubiquitous energy storage medium. Automobile manufacturers use lead acid for starter batteries and lead acid has been used widely in electric vehicle and grid management solutions. Unfortunately, lead-acid batteries weigh more per unit of stored energy and have less power output per unit mass versus advanced energy storage system technologies and thus are not well suited for advanced applications such as grid management devices and electric vehicles. In addition, lead can be hazardous to the environment and there are efforts in many countries to phase this legacy technology out over time.

Nickel Batteries : Nickel batteries, NiCd (nickel cadmium) or NiMH (nickel metal hydride) are durable and inexpensive technologies with relatively high power. Unfortunately, cadmium is not a safe material and exposure can result in health hazard to humans and damage to the environment. An alternative to the toxic NiCd battery is NiMH, which has greater energy versus lead-acid batteries and is more suitable to a wider range of applications. These NiMH were used in early electric vehicles and some other bulk storage applications. Unfortunately, these chemistries are not as energy dense as advanced lithium batteries and thus are now being leveraged out of the advanced energy storage system market by more energy dense chemistries.

Legacy Lithium Chemistries : Lithium batteries are more energy dense versus lead-acid, NiCd or NiMH batteries and are more volumetrically and weight efficient. Introduced in the 1990s, lithium batteries made their way into portable electronics devices like laptop computers and cell phones. Unfortunately, early lithium cobalt was prone to heat issues when arranged in large groups and if a battery cell were compromised a fire or explosion could result. This attribute made early lithium batteries unsuitable for large grid management devices and electric vehicles. The cobalt in these early cells was also a more expensive metal versus the compounds used in modern lithium batteries.

Advanced Energy Storage Lithium Batteries : The current generation of advanced energy storage lithium batteries was developed in the late 1990s. These new chemistries improve upon energy density, volumetrics and weight metrics. There have also been great enhancements to the safety of these modern lithium batteries and heat and catastrophic failure issues do not plague advanced energy storage systems today. There has also been a significant increase in modern lithium batteries’ cycle life. This makes todays’ advanced energy storage systems the most conducive to electric vehicle and grid management use.

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Other Technologies : Ultra capacitors and fuel cells have been proposed as potential replacements to lithium batteries. Ultra capacitors deliver high power and have an extended cycle life but suffer from poor energy density. This makes them suitable for small burst power needs but not for grid storage and electric vehicle devices. Fuel cells generate energy converting a fuel, typically hydrogen to energy. Fuel cell systems offer good energy density but are poor performers in terms of power and cycle life. Fuel cell systems are suitable for devices with small power needs and short life spans but are generally not suitable for use in electric vehicles and grid management devices.

Current Advanced Energy Storage Application Needs

There are a number of features required of advanced energy storage applications today, such as:

Target application power needs : An advanced energy storage system must be able to deliver the electrical power required. Electrical power, measured in watts, is the rate at which electrical energy is delivered. Electric vehicles, in particular, need enough power to assure smooth acceleration through a systems discharge curve and grid management systems need enough power to meet load demands.

Duration of charge : An advanced energy storage system must be able to provide a certain total amount of electrical energy. Total electrical energy is measured in watt hours and is the product of power and time. Advanced energy storage systems with greater energy can perform for a longer duration when compared to legacy technologies. The total electrical energy of an advanced energy storage system determines an electric vehicle’s range per charge and a grid management device’s total power.

High power needs : The energy that an advanced energy storage system can provide in total depends on the power requirements of the device in which it is installed. When an advanced energy storage system delivers higher power, the available energy of the advanced energy storage system is less than if it was delivering lower power. Advanced energy storage systems are better suited to deliver high power versus legacy lead acid. For example, the higher power required to push a vehicle like an electrically propelled boat through the water would be detrimental to legacy power technologies because their lack of ability to operate as efficiently in high power applications. Advanced energy storage systems are able to supply a high power required without detriment to the energy storage system.

Safe Operation : For almost all electric vehicle and grid management solutions the safety of an advanced energy storage system is of upmost importance. Legacy lead acid batteries tend to get hot with heavy operation and the toxic nature of these legacy chemistries can be troublesome in the event of a cell breach. Advanced energy storage systems focus on chemistries that do not violently react with oxygen so a cell breach is less likely to result in an explosion or fire.

Extended Life : The cycle life of an advanced energy storage system is the total number of times the system can be charged and discharged while still performing to specification in the device installed. Legacy lead acid technologies often do not perform to specification past a few hundred cycles in electric vehicle or grid management devices. In comparison, an advanced energy storage system can last five to ten times as long in the same device.

Volumetrics and weight : The weight and size of advanced energy storage systems are of crucial importance to both electric vehicle and grid management devices. In electric vehicles, where packaging space is precious, a lightweight system can greatly enhance range. In grid management devices that seek to extend current back-up power time benefit from better volumetrics and devices that shift load or peak-shave for improved average energy costs benefit from small advanced energy storage systems that keep connections between cells at a minimum.

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Lowest Cost : Advanced energy storage systems provide power dense solutions with extended cycle life which, together, equate to very cost conscious solutions for most applications in the electric vehicle and grid management market segments. We believe that, in our products, advanced energy storage systems can cost much less than legacy lead acid technologies over the course of device operation.

Our Products and Services

We seek to gain market share in the advanced energy storage segment with our system technologies that extend life, add much needed safety mechanisms, and communication and cycle life memory tools. We are focused on cell and system management tools. From our modular 12v energy storage solutions to stackable charging, we provide the building blocks to create custom systems designed for a diverse set of applications. Whether it is vehicle or grid storage systems, we provide capable systems that meet cost and performance targets which we believe, in many cases and based on the life cycle data of the lead acid batteries provided by the manufacturers, outperform traditional lead acid technologies on both metrics. Our systems use lithium-ion cells that are denser in energy than traditional lead acid batteries, which allows our batteries to hold more charge over the same weight. In addition, our Battery Management System protects the lithium-ion batteries enabling the lithium-ion batteries to reach their full life and cycle potential and outlasting lead acid based batteries which would have to be replaced and thereby adding additional costs over the same time period. Our systems manage individual cells and their charge cycles, which generally allows for more consistent discharge capability and ease of maintenance over an unmanaged battery. Through our Battery Management System, we have enhanced battery systems overall to provide safer, more reliable and extended life rechargeable energy storage systems for applications including motive, marine, industrial, military, stationary, and grid management markets. We believe that the benefits of our advanced BMS and cell technologies, and our worldwide intellectual property portfolio along with our experienced and seasoned management team and staff will allow us to become a global leader in advanced energy storage.

Based on our experience, we believe that, compared to our competitors, our expertise in the large format energy storage market segment is paving the way for lower cost and higher performance solutions.

Battery Management System (BMS). Our proprietary Battery Management System (BMS) product provides three critical functions for battery systems: cell balancing, monitoring parameters and reporting errors to the system. Our BMS monitors parameters and reports errors to other devices, which can then determine the best action to take to prevent failure. Another BMS function is system cell balancing. The BMS will analyze each battery cell in the system during charge and discharge to determine which cells to balance to prevent overcharging and allow the other batteries to catching up and equalize capacity throughout the system.

Battery Modules. We supply high-power, energy-dense advanced energy storage modules for the electrical vehicles, industrial, governmental and grid storage applications. Our primary product consists of the Flux Power 12 V lithium module and individual 3.2 volt cells in various sizes from 40ah to 300ah. We offer varying chemistries and configurations based on the applications. Our battery modules are designed for our BMS.

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Diagnostic. Our Handheld Diagnostic Units (HDU) is a handheld instrument that displays critical system information allowing the user to access necessary information and monitor overall system health. The HDU is also capable of programming system parameters, features and offsets. The HDU can be useful in the field for system programming or troubleshooting as well as day-to-day monitoring.

Chargers. Our smart charging solutions are designed to interface with our battery management system. Our smart chargers consist of both air-cooled and liquid-cooled chargers. These modular chargers can be stacked from 3KW – 300KW.

Below is a summary of revenues derived from each of our products and end markets in which the sales were made during the period reference below:

Product	Revenues for Nine Month Ended March 31, 2012	Revenue for Fiscal Year Ended June 30, 2011	Revenues for year ended June 30, 2010	End Market
BMS and Access	15%	30%	11%	Electric Vehicle
Battery	84%	67%	89%	Electric Vehicle
Handheld	0%	0%	0%	Electric Vehicle
Chargers	1%	3%	0%	Electric Vehicle
Total	100%	100%	100%

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Technology

We believe our cell management and communication tools extend battery system life and improve system performance by managing individual cells in a system, communicating individual cell conditions to ancillary devices, and communicating individual cell conditions to other devices which either require or supply power. Whether it is vehicle or grid storage systems, we provide capable systems that meet cost and performance targets which we believe, in many cases and based on the life cycle data of the lead acid batteries provided by the manufacturers, outperform traditional lead acid technologies on both metrics. Our systems use lithium-ion cells that are denser in energy than traditional lead acid batteries, which allows our batteries to hold more charge over the same weight. In addition, our Battery Management System protects the lithium-ion batteries enabling the lithium-ion batteries to reach their full life and cycle potential and outlasting lead acid based batteries which would have to be replaced and thereby adding additional costs over the same time period. Our systems manage individual cells and their charge cycles, which generally allows for more consistent discharge capability and ease of maintenance over an unmanaged battery by:

·	Managing individual cells within a system to maximize

➢     Life Cycles

➢     Discharge Rate

➢     Depth of Discharge Per Cycle

•	Allowing Cells to Communicate their State of Health to

➢     Ensure Proper Charging

➢     Protect the Cells from Over Discharge

➢     Adjust System Parameters During Varying Temperature

•	Enabling other system components to adjust their functions to

➢     Protect Drive Components from Damage

➢     Tie Properly to Grid Power Systems

➢     Optimize Charge Efficiency

Marketing and Sales

We currently sell products direct or through one of several retail distributors in North America. Our direct customers are mostly large companies while our distributors primarily distribute to smaller retail customers.

During the nine month period ended March 31, 2012, we had four major customers that represented more than 10% of our revenues on an individual basis, and combined represented 87% or $2,616,000 of our total revenues. The four major customers were Artisan Vehicle Systems, Epic Boats (a company founded and controlled by Chris Anthony, our chairman and president), Greentech Automotive, and Wheego Electric Cars, each representing more than 10% of our revenues. During the nine month period ended March 31, 2011 we had two major customers that accounted for 37% or $216,000 of our total revenues. The two major customers were Boulder Electric Vehicles, Inc. and Epic Boats (a related party), each representing more than 10% of our revenues.

For the year ended June 30, 2011, Wheego Electric Cars, Inc. and Epic Boats (a related party) accounted for 47% of total revenues, or $463,000. For the eight month period ended June 30, 2010, we had four customers that combined accounted for 79% of total revenues, or $164,000. The four major customers were APT Propulsion Systems, Inc., Dukes Garage, Epic Boats (a related party), and Wheego Electric Cars, Inc., each representing more than 10% of our revenues.

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Production process

Except for some of the charger components, we design all of our own products in-house and outsource manufacturing and assembly when possible.

Batteries. Historically, Global Fluid Power Solutions, LLC (“Global”) has supplied all of our batteries based on our specifications and needs. However, in order to respond to fluctuations in demand and product cycles, Global is not our exclusive battery supplier and we are free to outsource to other batteries manufacturers that can meet our requirements and specifications. In addition, since our battery management system and battery modules are not tied to any specific lithium-ion battery chemistry, we can source our batteries from a variety of manufacturers to meet our needs as well as our customer’s. needs. We continue to consider and negotiate with other vendors for better terms, and may purchase our batteries from other vendors if their terms are more favorable.

Battery Modules and Packs. We design all of our battery modules and packs in-house. In addition, we occasionally design and assemble prototype battery packs and storage systems for our customers.

Charger. We currently buy our chargers from Current Ways, Inc., an entity owned by James Gevarges, one of our major shareholders. Mr. Gevarges is also the Chief Executive Officer and President of LHV Power Corporation (“LHV Power”). During 2009, the Flux Power entered into a cancelable Term Sheet agreement (the “Term Sheet Agreement”) with a LHV Power. Pursuant to the Term Sheet Agreement, Flux Power was appointed as a distributor of LHV Power battery charging products allowing Flux Power to sell the products either separately or as part of an energy storage solution. Additionally, Flux Power was required to develop a microprocessor control board, and the associated software to enable communication between the parties’ respective products (“MCB”) which entitles Flux Power to royalties for any such units sold by the related entity. Pursuant to the Term Sheet Agreement Flux Power may purchase the products at the then current price list for distributors. Further, under the Term Sheet Agreement, if LHV Power sells its products to a different distributor Flux Power is entitled to a distribution fee equal to 20% of the gross profits on such sale. Under the Term Sheet Agreement, it was agreed that upon completion of the MCB, and LHV Power’s sale of the MCB as part of its product offerings, LHV Power will pay Flux Power a royalty fee of $20 per MCB sold, with such royalty fees capped at $200,000. This distribution and royalties fees were capped at a total of $200,000. The parties also agreed that the obligation to pay the royalty fees and distribution fee would survive the termination or expiration of the Term Sheet Agreement and such obligation to make such payment would terminate once the total payments of the distribution and royalty fee reached $200,000 (“Distribution and Royalty Fee Obligation”). Once the Distribution and Royalty Fee Obligation has been satisfied, the parties agreed that Flux Power would no longer be required to provide any support for the MCB and the parties would negotiate a new support fee upon LHV Power’s request. This cap has not been satisfied and the Distribution and Royalty Fee Obligation still remains outstanding. The chargers are not currently under commercial production and therefore no Distribution and Royalty Fee has been received by Flux Power. Under the Term Sheet Agreement, LHV Power has ownership of all intellectual property concerning the software developed under the Term Sheet Agreement. On September 1, 2010, with our consent, LHV assigned the Term Sheet Agreement to Current Ways, Inc., a different company that is owned by Mr. Gevarges. In connection with the assignment, Current Ways, Inc. assumed all of the rights and obligations of LHV Power under the Term Sheet Agreement. The Term Sheet Agreement expired pursuant to its terms on April 1, 2011. However, Current Ways, Inc. is still subject to the Distribution and Royalty Fee Obligation which will continue until the cap of $200,000 is satisfied or the parties agree otherwise. The parties are also subject to restrictions on the use and disclosure of confidential information of the other party until April 1, 2013. Pursuant to our standard purchase order terms and conditions, during the nine month periods ended March 31, 2012 and 2011, Flux Power purchased approximately $52,000 and $35,000 of prototype chargers products from Current Ways, Inc., which purchases were not subject to the distribution fee or royalties pursuant to the Term Sheet Agreement. During 2011 and 2010, Flux Power purchased approximately $33,000 and $26,000 prototype charger products from Current Ways, Inc., which purchases were not subject to the distribution fee or royalties under the Term Sheet Agreement. In addition, we continue to purchase prototype chargers products from Current Ways, Inc. pursuant to our standard purchase order terms and conditions.

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BMS. On August 1, 2009, Flux Power entered into a Manufacturing Implementation Agreement (the “Manufacturing Agreement”) with LHV Power. Pursuant to the Manufacturing Agreement Flux Power granted LHV Power a right of first refusal to manufacture our battery management systems. Further, under the Manufacturing Agreement, Flux Power agreed to pay for any specialized tooling LHV Power may require to manufacture Flux Power’s battery management systems. Under the Manufacturing Agreement, Flux Power will retain ownership of all intellectual property developed under the Manufacturing Agreement. The Manufacturing Agreement expires on August 1, 2014. During 2011 and 2010, Flux Power paid approximately $131,000 and $1,000, respectively, to LHV Power pursuant to the Manufacturing Agreement. During the nine month periods ended March 31, 2012 and 2011, Flux Power paid approximately $258,000 and $130,000, respectively, to LHV Power pursuant to the Manufacturing Agreement. Although there are a limited number of manufacturers which could produce the battery management system, we believe other manufacturers could produce the products on comparable terms.  A change in manufacturer, however, could cause a delay in manufacturing.

In-House Product Assembly:

BMS units, Chargers and CAN Current Sensors : Units are outsourced and programmed and tested at our facility before shipping.

12v Modules: We receive completed 12v module cases and lids. Cells are packed in the module cases, connected to BMS, and secured in place. Lids with BMS installed are programmed and calibrated. Each full unit is sealed and tested before shipping.

Hand Held Diagnostic Units: We receive cases and build these HDUs in small batches. HDUs are programmed and tested before shipping.

Strategic Relationship with LHV Power: LHV Power is one of our early business supporters. LHV Power’s Chief Executive Officer, President and owner, James Gevarges, sits on our Board of Directors and is one of our major shareholders. LHV Power has an advanced engineering team that has produced products for Hewlett Packard, Dell, Black and Decker, Train, and Carrier. LHV has several contracts with manufacturing facilities in China and Taiwan. Currently our BMS units and CAN Current Sensor Builds are outsourced to LHV Power where they are built to industry standards. In addition, LHV assists us with manufacturing assessments of our other products. Our relationship with LHV gives us an enhanced ability to produce validated volume manufacturing designs and the ability to scale quickly to meet our customers’ volume and cost targets. Our relationship with LHV Power is governed by the Manufacturing Agreement with LHV Power as described above under section titled “Production Process.” We rely on our relationship with LHV for the manufacturing of our BMS, however, we may outsource the manufacturing of our BMS to other manufacturers after providing LHV its right of first refusal under the terms of the Manufacturing Agreement. For the nine months period ended March 31, 2012 and 2011, year ended June 30, 2011, and eight months ended June 30, 2010, approximately 5%, 24%, 19% and 7% of our sales, respectively, were attributable to products manufactured by LHV Power.

Volume sales will enable cost reductions by:

Manufacturability Optimization: We are currently building products to be as robust and full-featured as possible to meet prototype and small quantity needs that are not cost-sensitive. With investment in design, these premium components hopefully can be value-engineered with the goal to continue to offer full-featured devices at less than 50% of the cost.

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Low Cost Version Designs: We will have a growing number of clients that do not need full-featured devices to make their products perform well. With working capital, we believe that we can design low cost options for customers which can be marketed at a deeper discount to our current full-featured products.

Advanced Manufacturing Capabilities: We currently leverage our relationship with LHV Power for manufacturing resources. We intend to seek out other advanced manufacturing relationships to further enhance our abilities.

Suppliers

For the nine month period ended March 31, 2012, and 2011, we had one supplier who accounted for more than 10% of our total purchases. Global Fluid Power Solutions, LLC accounted for 53% and 79%, respectively, of our total purchases. For the year ended June 30, 2011, and for the eight month period ended June 30, 2010, we had one supplier who accounted for more than 10% of our total purchases. Global Fluid Power Solutions, LLC accounted for 67% and 70%, respectively, of total purchases. We entered into a four year supply agreement with Global Fluid Power Solutions Inc. and Mahomann Corp. (collectively “Global”) on January 15, 2010. Under the supply agreement, Global became our exclusive supplier of Thundersky brand of batteries as well as our non-exclusive supplier of other batteries based on our specification. Soon after our entry into the supply agreement, Global elected to discontinue their sale of the Thundersky brand of batteries and as such Global became our non-exclusive supplier of batteries. There are no minimum purchase amount under the supply agreement. Payment is made as follows: 40% is made in advance at the time of the order, 40% at time of test, and 20% at shipment of the products. The supply agreement terminates upon the earlier occurrence of a breach by Global, insolvency, or upon mutual agreement. Historically we have purchased all of our batteries from Global, however, we are not dependent on Global for any of our products. We are free to outsource to other batteries manufacturers that can meet our requirements and specifications. In addition, since our battery management system and battery modules are not tied to any specific lithium-ion battery chemistry, we can source our batteries from a variety of manufacturers to meet our needs as well as our customer’s needs.

Research and Development

Research and development expenses for the nine months ended March 31, 2012 and 2011 were approximately $400,000 and $316,000, respectively. Such expenses consist primarily of materials, supplies, salaries and personnel related expenses, consulting costs and other expenses. For the years ended June 30, 2011, and for the eight month period ended June 30, 2010, we incurred $382,064 and $197,478, respectively, on research and development.

On October 29, 2010, we entered into an Agreement for Services with the California Center for Sustainable Energy (CCSE) in connection with a grant awarded by the Plug-In Hybrid Electric Vehicle Research Center, a division of the Institute of Transportation Studies at the University of California, Davis, for a study researching the repurposing of advanced energy storage systems from electric vehicles to household energy storage. For the year ended June 30, 2011, we completed the grant work and received approximately $52,606 under the contract. Under the terms of the contract, CCSE retain the ownership of the studies and we retained all intellectual property rights developed under the contract. We will continue to seek out grant work that is compelling and aligns with our growth efforts.

We currently perform our research and development at our facility in Escondido, California. We seek to develop innovative new and improved products for cell and system management along with associated communication, display, current sensing and charging tools.

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Cell and System Management Tools : We will continue to innovate with lower cost, less power consuming and more capable devices. Some of these devices will be specialized for certain market segments.

Communication : We will continue to innovate tools for remote and local communication with our energy storage and ancillary components. These devices and software components will be applicable in both motive and stationary storage markets.

Display : We will continue to innovate new and more user friendly tools to accurately and quickly display information on our energy storage metrics.

Current Sensing : We will continue to innovate with more accurate and detailed current data capability with our sensing modules. These devices will become ever more important to an industry that depends on accurate state of charge calculations to make decisions on power use and creation.

Charging : Together with our suppliers, we will continue to innovate with new charging solutions for both AC voltage for electric vehicles and DC to DC power conversion for grid, solar, wind, and back-up power solutions.

Competition

Our competitors are major domestic and international companies such as LG Chem, Matsushita Industrial Co., Ltd. (Panasonic), Sony, Toshiba and SAFT, A123 Systems, Valence, Dow - Kokam, Thundersky. Winston Battery, Altair Nanotechnologies, and Ener1. A123 Systems and Ener1 have received significant financial support from private investors, public offerings and Federal, state, and local grants, subsidies, and incentives and have heavily invested in manufacturing capacity for their chosen markets. Our competitors, in general, have more funding and bigger sales, marketing and research efforts than we do.

We believe that we have several technological and business advantages over our competitors, which will lead to our success in the advanced energy storage market. Our concentration on cell and system management tools has allowed us to compete with a much lower capitalization structure. Further, since our BMS are not based on any specific cell chemistries, we can source cells from different manufacturers based on the performance needs and cost. This flexibility in cell sourcing allows us to provide complete storage systems at much lower cost versus our current competition.

Our pricing advantages over industry comparable are illustrated below:

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Source: www.seekingalfa.com

Growth Strategy

We currently sell into the motive, marine, industrial, and stationary markets, some of which are replacing their lead acid solution with our products and are positioned for aggressive growth and volume. We will seek to soon move into the military and grid management markets segments. We plan to accomplish this through an aggressive sales effort and by seeding products with customers who require our technologies but who are slow to move on integration. Considering the size of the grid management market segment, we believe we can grow considerably over the next two years.

Our marketing and sales strategy is to actively pursue the following market segments:

Electric Vehicles : Our products’ cost advantage, easy integration, automotive quality design, and Federal Motor Vehicle Safety Standards (“FMVSS”) compliance make the Electric Vehicles Segment a desirable target. After small volume manufacturers, we will push into larger manufacturers.

Military and Municipal : Our products’ longevity, easy integration and telematics make it a fit for energy storage applications for both the military and municipal markets. These markets have longer integration timelines but will become a healthy addition to our revenue mix over the next two years.

Grid Management Solutions : Our products’ telematics, modularity, longevity and low cost solutions fit with smart grid management solutions, peak shaving devices, bulk storage, back-up power, and frequency modulation devices at every level of grid management. These devices have the longest integration timelines, but have the potential to become our largest revenue component over time.

Intellectual Property

Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we rely on a combination of patents pending, patent applications, trade secrets, including know-how, employee and third party nondisclosure agreements, copyright laws, trademarks, intellectual property licenses and other contractual rights to establish and protect our proprietary rights in our technology. As of March 31, 2012, we filed patent applications in the United States, EU & China including:

Patents

Patent
Application
Title	Jurisdiction(s)	Filing Date	Number	Status
Battery Management Unit	U.S.	06/28/10	29/386,307	Patent Pending
Power Control Module for Battery Pack Using a Thermistor	U.S.	11/08/10	13/036,618	Patent Pending
System and Method for Pulsing the Bleed Off Resistor within a Battery Management System	U.S., China	11/28/10	12/941,815	Patent Pending
Battery (Design)	U.S., China	09/06/11	29/401,058	Patent Pending
Power Control Module	U.S.	11/28/10	12/941,780	Patent Pending
Battery Display	U.S., China, Europe	04/26/11	29/390,507	Patent Pending
Battery Management System	U.S.	07/11/11	29/397,074	Patent Pending

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We have developed our intellectual property portfolio through our continued investment in research and development, and through our acquisition of our based technologies from Epic Boat (an entity founded and controlled by Chris Anthony, our chairman and president), Gottlieb Inventions, and Joseph Gottlieb.

On October 21, 2009, Flux Power entered into an agreement with Epic Boats (a related party) where Epic Boats assigned and transferred to Flux Power the entire right, title, and interest into products, technology, intellectual property, inventions and all improvements thereof, as defined in the table below in exchange for $1.00.

Product	Description
Battery Box Design	All hardware, tooling and design reduced to practice otherwise of the battery housings which include the integration of a battery management system.
CAN Communication Protocol	Top communication protocol that communicates through the CAN bus
CAN based Throttle Controller	All hardware, software and tooling reduced to practice or otherwise of the throttle controller
BMS Head End Interfaces	Interfaces to the motor and generator controller to the diagnostic software

On October 22, 2009, Joseph S. Gottlieb and Gottlieb Inventions transferred all intellectual property relating to the battery management system including any diagnostic programs software, board layout, firmware, innovation, schematics, products and related technology to Flux Power. As part of the transfer, we granted Mr. Gottlieb options to purchase 265,000 shares of common stock at an exercise price of $0.13 per share (prior to adjustment based on the Share Exchange Ratio).

In connection with our Battery Management System, we are actively perfecting patent applications relating to determining battery life and remaining battery life cycles. Patent applications relating to these inventions will soon be filed with the U.S. Patent & Trademark Office. For certain applications represented above, foreign filings are in process in key markets like the European Union and China. In addition, we have a number of trademark applications and registrations protecting the Flux Power name and logo. These include Flux, Flux Power, and the Flux Power logo.

In addition, we intend to continue to file additional patent applications with respect to our technology and to seek protection of our intellectual property internationally in a broad range of areas. We do not know whether any of our pending patent applications will result in the issuance of patents or whether the examination process will require us to narrow our claims. Even if granted, there can be no assurance that these pending patent applications will provide us with protection.

Competitive Strengths

We believe that we have advantages over our competitors as follows:

·	Field Tested, Consumer Validated Technology. We have delivered over 14MWh of product to customers since the fourth quarter of 2010. FMVSS certified in a production vehicle. Automotive and Industrial quality products.

—	Experienced team. 80 years of high tech and transportation industry experience.

—	Strong growth potential. Market size significantly increasing over next 4 years.

—	Comprehensive IP Portfolio. Protecting key aspects of system and components.

—	More Capital Efficient Revenue Model. Focused on advanced cell management to improve overall economics rather than cell chemistry.

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Government Regulations

Product Safety Regulations. Our products are subject to product safety regulations by Federal, state, and local organizations. Accordingly, we may be required, or may voluntarily determine to obtain approval of our products from one or more of the organizations engaged in regulating product safety. These approvals could require significant time and resources from our technical staff and, if redesign were necessary, could result in a delay in the introduction of our products in various markets and applications.

Department of Transportation, National Highway Traffic Safety Administration (NHTSA). The NHTSA is charged with writing and enforcing safety, theft-resistance, and fuel economy standards for motor vehicles through their Federal Motor Vehicle Safety Standards. These Standards require manufacturers to design their electrically powered vehicles so that, in the event of a crash, the electrical energy storage, conversion, and traction systems are either electrically isolated from the vehicle's chassis or their voltage is below specified levels considered safe from electric shock hazards.

Vehicle designers and manufacturers are governed by the Federal Motor Vehicle Safety Standards program. We are not governed by this regulation, but the vehicle manufacturers do need to comply with the standards.

Environmental Regulations. Federal, state, and local regulations impose significant environmental requirements on the manufacture, storage, transportation, and disposal of various components of advanced energy storage systems. Although we believe that our operations are in material compliance with current applicable environmental regulations, there can be no assurance that changes in such laws and regulations will not impose costly compliance requirements on us or otherwise subject us to future liabilities. Moreover, Federal, state, and local governments may enact additional regulations relating to the manufacture, storage, transportation, and disposal of components of advanced energy storage systems. Compliance with such additional regulations could require us to devote significant time and resources and could adversely affect demand for our products. There can be no assurance that additional or modified regulations relating to the manufacture, storage, transportation, and disposal of components of advanced energy systems will not be imposed.

Occupational Safety and Health Regulations. The California Division of Occupational Safety and Health (“Cal/OSHA”) and other regulatory agencies have jurisdiction over the operations of our Escondido, California facility. Because of the risks generally associated with the assembly of advanced energy storage systems we expect rigorous enforcement of applicable health and safety regulations. Frequent audits by or changes, in the regulations issued by Cal/OSHA, or other regulatory agencies with jurisdiction over our operations, may cause unforeseen delays and require significant time and resources from our technical staff.

Employees

As of March 31, 2012, we employed 15 employees. None of our employees are currently represented by a trade union. We consider our relations with our employees to be good.

Property

Our headquarters are located in 15,400 square feet of leased office, engineering, and development space in Escondido, California. This lease commenced on June 16, 2010 and expires on June 30, 2012. The annual base rent under the lease, payable on a monthly basis, is approximately $12,950. The lease also provides for an option to renew for a term of one year.

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Legal Proceedings

We are not currently involved in any legal proceedings.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occur, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risk Factors Relating to Our Business

Flux Power has incurred Net Losses since our inception.

Flux Power has incurred net losses since our inception. For the nine month period ended March 31, 2012, year ended June 30, 2011 and eight months ended June 30, 2010, Flux Power has incurred net losses of approximately ($1,139,000), ($1,313,000), and ($630,000), respectively. No assurance can be given that we will achieve profitability in the future.

Flux Power had negative working capital.

As of March 31, 2012, and June 30, 2011, Flux Power had a negative working capital of approximately $278,000 and $1,140,000, meaning Flux Power’s current liabilities exceeds its current assets. This negative working capital may limit our growth since the majority of our net income, if any, will be used to pay accounts payable and existing debts. No assurance can be given that we will be able to pay our liabilities when they become due.

Our ability to obtain additional financing may be limited, which could delay or prevent the completion of one or more of our strategies.

Flux Power has, to date, financed its working capital and capital expenditure needs primarily from investments and credit lines. Flux Power expects its working capital needs and its capital expenditure needs to increase in the future as it continues to expand and enhance its production facilities, increase its design, research and development capabilities and as Flux Power continue to implement its other strategies. Our ability to raise additional capital will depend on the financial success of Flux Power’s current business and the successful implementation of Flux Power’s key strategic initiatives, as well as financial, economic and market conditions and other factors, some of which are beyond our control. We may not be successful in raising any required capital on reasonable terms and at required times, or at all. Further, equity financings may have a further dilutive effect on our stockholders. If we require additional debt financing, the lenders may require us to agree on restrictive covenants that could limit our flexibility in conducting future business activities, and the debt service payments may be a significant drain on our free capital allocated for research and other activities. If we are unsuccessful in raising additional capital or if new capital funding costs are higher than our prior capital funding costs, our business operations and our development programs may be materially and adversely impacted, with similar effects on our results of operations and financial condition.

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Flux Power’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of your investment.

Flux Power was formed during the 2010 fiscal year. You must consider the risks and difficulties Flux Power faces as an early stage company with limited operating history. If Flux Power does not successfully address these risks, its business, prospects, operating results and financial condition will be materially and adversely harmed. Flux Power began delivering its first battery product and battery management system (BMS) in the second quarter of 2010, and as of December 2011, Flux Power has have 46 customers, almost all of which are in the Electric Vehicle, Emergency Back-Up Power Supply, or Solar Storage market segments. Flux Power’s revenues for the nine month periods ended March 31, 2012 and 2011 were $3,008,000 and $583,000, respectively. Flux Power’s revenues for the year ended June 30, 2011, and for the eight month period ended June 30, 2010, were approximately $984,000 and $207,000, respectively. Flux Power has a very limited operating history on which investors can base an evaluation of its business, operating results and prospects.

For the nine months ended March 31, 2012, 84% of Flux Power’s revenues were derived from sales of its battery products and 15% from BMS. We have not derived material revenues from our handheld or charger. We have not sold our products for use in applications other than electric vehicles. However, Flux Power intends to extend the application of its battery products and BMS for industrial energy storage, government applications, and hobby and specialty applications. Flux Power is currently testing its battery products and BMS for other applications but Flux Power has not yet sold any of its products for use in other than electric vehicles. There are no assurances that Flux Power will be able to successfully extend the application of our battery products and BMS outside of the electrical vehicle industry and into other targeted end markets.

Our business depends in large part on the growth in demand for electric vehicles.

Many of our battery products and BMS are used to power electric vehicles in the commercial and industrial spaces. Therefore, the demand for our rechargeable batteries and systems is substantially tied to the market demand for electric vehicles. A growth in the demand for electric vehicles will be essential to the expansion of our business. Our results of operations may be adversely affected by decreases in the general level of economic activity. Decreases in consumer spending that may result from the current global economic downturn may weaken demand for items that use our battery products and BMS. A decrease in the demand for electric vehicles would likely have a material adverse effect on our results of operations. We are unable to predict the duration and severity of the current disruption in financial markets and the global adverse economic conditions and the effect such events might have on our business.

Our success depends on the success of manufacturers of the end applications that use our battery products and BMS.

Because our products are designed to be used in other products such as electric vehicles, our success depends on whether end application manufacturers will incorporate our battery products and BMS in their products. Although we strive to produce high quality battery products and BMS, there is no guarantee that end application manufacturers will accept our products. Our failure to gain acceptance of our products from these manufacturers could result in a material adverse effect on our results of operations.

Additionally, even if a manufacturer decides to use our batteries, the manufacturer may not be able to market and sell its products successfully. The manufacturer’s inability to market and sell its products successfully could materially and adversely affect our business and prospects because this manufacturer may not order new products from us. Therefore, our business, financial condition, results of operations and future success would be materially and adversely affected.

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Lithium-ion battery modules have been observed to catch fire or vent smoke and flame, and such events have raised concerns over the use of high-power batteries in electric vehicles.

We sell and supply high-power lithium based battery modules for the electrical vehicles and we intend to supply these lithium modules for industrial, governmental and grid storage applications. Historically, lithium-ion batteries in laptops and cellphones have been reported to catch fire or vent smoke and flames, and more recently, news have been reported that several electric vehicles that use high-power lithium-ion batteries have caught fire which trigger investigation as to the cause of the fires. As such, any adverse publicity and issues as to the use of high-power batteries in automotive applications will affect our business and prospects since we sell and supply high-power lithium based battery modules for electric vehicle application. In addition, any failure of our battery modules may cause damage to the vehicle or lead to personal injury or death and may subject us to lawsuits. We may have to recall our battery modules, which would be time consuming and expensive.

Current economic conditions may adversely affect consumer spending and the overall general health of our retail customers, which, in turn, may adversely affect our financial condition, results of operations and cash resources.

Uncertainty about the current and future global economic conditions may cause our customers to defer purchases or cancel purchase orders for our products in response to tighter credit, decreased cash availability and weakened consumer confidence. Our financial success is sensitive to changes in general economic conditions, both globally and nationally. Recessionary economic cycles, higher interest borrowing rates, higher fuel and other energy costs, inflation, increases in commodity prices, higher levels of unemployment, higher consumer debt levels, higher tax rates and other changes in tax laws or other economic factors that may affect consumer spending or buying habits could continue to adversely affect the demand for our products. In addition, a number of our customers may be impacted by the significant decrease in available credit that has resulted from the current financial crisis. If credit pressures or other financial difficulties result in insolvency for our customers it could adversely impact our financial results. There can be no assurances that government and consumer responses to the disruptions in the financial markets will restore consumer confidence.

We are dependent on a limited number of suppliers for our battery cells, and the inability of these suppliers to continue to deliver, or their refusal to deliver, our battery cells at prices and volumes acceptable to us would have a material adverse effect on our business, prospects and operating results.

Our battery cells, which are an integral part of our battery products and systems, are currently sourced from three manufacturers, two located in China and one located in the United States. While we obtain components for our products and systems from multiple sources whenever possible, we have spent a great deal of time in developing and testing our battery cells that we receive from these three manufacturers. We refer to these battery cell suppliers as our limited source suppliers. To date we have no qualified alternative sources for our battery cells and we generally do not maintain long-term agreements with our limited source suppliers. While we believe that we will be able to establish alternate supply relationships for our battery cells, we may be unable to do so in the short term or at all at prices, quality or costs that are favorable to us.

Changes in business conditions, wars, governmental changes and other factors beyond our control or which we do not presently anticipate, could also affect our suppliers’ ability to deliver components to us on a timely basis. Furthermore, if we experience significant increased demand, or need to replace our existing suppliers, there can be no assurance that additional supplies of component parts will be available when required on terms that are favorable to us, at all, or that any supplier would allocate sufficient supplies to us in order to meet our requirements or fill our orders in a timely manner. In the past, we have replaced certain suppliers because of their failure to provide components that met our quality control standards. The loss of any limited source supplier or the disruption in the supply of components from these suppliers could lead to delays in the deliveries of our battery products and systems to our customers, which could hurt our relationships with our customers and also materially adversely affect our business, prospects and operating results.

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Increases in costs, disruption of supply or shortage of raw materials, in particular lithium-iron phosphate cells, could harm our business.

We may experience increases in the costs or a sustained interruption in the supply or shortage of raw materials. Any such an increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. For instance, we are exposed to multiple risks relating to price fluctuations for lithium-iron phosphate cells. These risks include:

·	the inability or unwillingness of current battery manufacturers to supply the number of lithium-iron phosphate cells required to support our sales as demand for such rechargeable battery cells increases;

—	disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers; and

—	an increase in the cost of raw materials, such as iron and phosphate, used in lithium-iron phosphate cells.

We may be unable to successfully execute our long-term growth strategy or maintain our current revenue levels.

Although we exhibited significant growth from our inception to the present day, we can provide no assurance that our revenues will continue to grow. Our ability to maintain our revenue levels or to grow in the future depends upon, among other things, the continued success of our efforts to maintain our brand image and bring new products to market and our ability to expand within our current distribution channels.

Our success is highly dependent on continually developing new and advanced products, technologies, and processes and failure to do so may cause us to lose our competitiveness in the battery industry and may cause our profits to decline.

To remain competitive in the battery industry, it is important to continually develop new and advanced products, technologies, and processes. There is no assurance that competitors’ new products, technologies, and processes will not render our existing products obsolete or non-competitive. Alternately, changes in legislative, regulatory or industry requirements or in competitive technologies may render certain of our products obsolete or less attractive. Our competitiveness in the renewable battery market therefore relies upon our ability to enhance our current products, introduce new products, and develop and implement new technologies and processes. Our battery system predominately uses lithium-iron phosphate cells. If our competitors develop alternative products with more enhanced features than our battery system, our financial condition and results of operations would be materially and adversely affected.

The research and development of new products and technologies is costly and time consuming, and there are no assurances that our research and development of new products will be either successful or completed within anticipated timeframes, if at all. Our failure to technologically evolve and/or develop new or enhanced products may cause us to lose competitiveness in the battery market. In addition, in order to compete effectively in the renewable battery industry, we must be able to launch new products to meet our customers’ demands in a timely manner. However, we cannot provide assurance that we will be able to install and certify any equipment needed to produce new products in a timely manner, or that the transitioning of our manufacturing facility and resources to full production under any new product programs will not impact production rates or other operational efficiency measures at our manufacturing facility. In addition, new product introductions and applications are risky, and may suffer from a lack of market acceptance, delays in related product development and failure of new products to operate properly. Any failure by us to successfully launch new products, or a failure by our customers to accept such products, could adversely affect our results.

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Flux Power has historically depended on a limited number of customers for a significant portion of its revenues and this dependence is likely to continue.

Flux Power has historically depended on a limited number of customers for a significant portion of its revenues. During the nine month period ended March 31, 2012, Flux Power had four major customers that combined represented 87% or $2,616,000 of its total revenues. During the nine month period ended March 31, 2011 Flux Power had two major customers that accounted for 37% or $216,000 of its total revenues. For the year ended June 30, 2011, one customer accounted for 19% of total revenues, or $187,000. For the eight month period ended June 30, 2010, Flux Power had four customers that combined accounted for 79% of total revenues, or $164,000.

We anticipate that a limited number of customers will continue to contribute to a significant portion of our revenues in the future. Maintaining the relationships with these significant customers is vital to the expansion and success of our business as the loss of a major customer could expose us to risk of substantial losses. Our revenues could decline and our results of operations could be materially adversely affected if one or more of these significant customers stops or reduces its purchasing of our products, or if we fail to expand our customer base for our products.

The market for our products and services is very competitive and, if we cannot effectively compete, our business will be harmed.

The market for our products and services is very competitive and subject to rapid technological change. Many of our competitors are larger and have significantly greater assets, name recognition and financial, personnel and other resources than we have. As a result, our competitors may be in a stronger position to respond quickly to potential acquisitions and other market opportunities, new or emerging technologies and changes in customer requirements. We cannot assure you that we will be able to maintain or increase our market share against the emergence of these or other sources of competition. Failure to maintain and enhance our competitive position could materially adversely affect our business and prospects.

Our business may be adversely affected by the global economic downturn, in addition to the continuing uncertainties in the financial markets.

The global economy is currently in a pronounced economic downturn. Global financial markets are continuing to experience disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, and uncertainty about economic stability. Given these uncertainties, there is no assurance that there will not be further deterioration in the global economy, the global financial markets and consumer confidence. If economic conditions deteriorate further, our business and results of operations could be materially and adversely affected.

Additionally, the automobile industry in particular was severely impacted by the poor economic conditions and several vehicle manufacturing companies, including General Motors and Chrysler, were forced to file for bankruptcy. Sales of new automobiles generally have dropped during this global economic downturn. Sales of consumer products such as electric vehicles have slowed along with this downturn. Our future results of operations may experience substantial fluctuations from period to period as a consequence of these factors, and such conditions and other factors affecting consumer spending may affect the timing of orders. Thus, any economic downturns generally would have a material adverse effect on our business, cash flows, financial condition and results of operations.

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Warranty claims, product liability claims and product recalls could harm our business, results of operations and financial condition.

Our business inherently exposes us to potential warranty and product liability claims, in the event that our products fail to perform as expected or such failure of our products results, or is alleged to result, in bodily injury or property damage (or both). Such claims may arise despite our quality controls, proper testing and instruction for use of our products, either due to a defect during manufacturing or due to the individual’s improper use of the product. In addition, if any of our designed products are, or are alleged, to be defective, then we may be required to participate in a recall of them.

Although we have product liability insurance for our products, this may be inadequate to cover all potential product liability claims. In addition, while we often seek to limit our product liability in our contracts, such limits may not be enforceable or may be subject to exceptions. Any product recall or lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse effect on our business and financial condition. We may not be able to secure additional product liability insurance coverage on acceptable terms or at reasonable costs when needed. If we were to experience a large insured loss, it might exceed our coverage limits, or our insurance carriers could decline to further cover us or raise our insurance rates to unacceptable levels, any of which could impair our financial position and results of operations. A successful product liability claim against us could require us to pay a substantial monetary award. We cannot be assured that such claims will not be made in the future.

We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and would cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop or sell our battery products and BMS, which could make it more difficult for us to operate our business. Companies holding patents or other intellectual property rights relating to battery packs or electronic power management systems may bring suits alleging infringement of such rights or otherwise asserting their rights and seeking licenses. In addition, if we are determined to have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

·	cease selling, incorporating or using products that incorporate the challenged intellectual property;

—	pay substantial damages;

—	obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all; or

—	redesign our battery management systems.

 In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology, our business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs and diversion of resources and management attention.

We may license patents and other intellectual property from third parties, and we may face claims that our use of this in-licensed technology infringes the rights of others. In that case, we may seek indemnification from our licensors under our license contracts with them. However, our rights to indemnification may be unavailable or insufficient to cover our costs and losses, depending on our use of the technology, whether we choose to retain control over conduct of the litigation, and other factors.

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Our business will be adversely affected if we are unable to protect our intellectual property rights from unauthorized use or infringement by third parties.

Any failure to protect our proprietary rights adequately could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue, which would adversely affect our business, prospects, financial condition and operating results. Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we rely on a combination of patents, patent applications, trade secrets, including know-how, employee and third party nondisclosure agreements, copyright laws, trademarks, intellectual property licenses and other contractual rights to establish and protect our proprietary rights in our technology.

The protection provided by the patent laws is and will be important to our future opportunities. However, such patents and agreements and various other measures we take to protect our intellectual property from use by others may not be effective for various reasons, including the following:

—	our pending patent applications may not result in the issuance of patents;

—	our patents, if issued, may not be broad enough to protect our proprietary rights;

—	the patents we have been granted may be challenged, invalidated or circumvented because of the pre-existence of similar patented or unpatented intellectual property rights or for other reasons;

—	the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make aggressive enforcement impracticable; and

—	current and future competitors may independently develop similar technology and/or duplicate our systems in a way that circumvents our patents.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We cannot be certain that we are the first creator of inventions covered by pending patent applications or the first to file patent applications on these inventions, nor can we be certain that our pending patent applications will result in issued patents or that any of our issued patents will afford protection against a competitor. In addition, patent applications that we intend to file in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued United States patents will be issued. Furthermore, if these patent applications issue, some foreign countries provide significantly less effective patent enforcement than in the United States.

The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. As a result, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any patents that may be issued to us in the near future will afford protection against competitors with similar technology. In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our business, prospects, financial condition and operating results.

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We rely on trade secret protections through confidentiality agreements with our employees, customers and other parties; the breach of such agreements could adversely affect our business and results of operations.

We rely on trade secrets, which we seek to protect, in part, through confidentiality and non-disclosure agreements with our employees, customers and other parties. There can be no assurance that these agreements will not be breached, that we would have adequate remedies for any such breach or that our trade secrets will not otherwise become known to or independently developed by competitors. To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to our proposed projects, disputes may arise as to the proprietary rights to such information that may not be resolved in our favor. We may be involved from time to time in litigation to determine the enforceability, scope and validity of our proprietary rights. Any such litigation could result in substantial cost and diversion of effort by our management and technical personnel.

Our production capacity might not be able to meet with growing market demand or changing market conditions.

We cannot give assurance that our production capacity will be able to meet our obligations and the growing market demand for our products in the future. Furthermore, we may not be able to expand our production capacity in response to the changing market conditions. If we fail to meet demand from our customers, we may lose our market share.

Our business depends substantially on the continuing efforts of our executive officers, and our business may be severely disrupted if we lose their services.

We believe that our success is largely dependent up on the continued service of the members of our management team, who are critical to establishing our corporate strategies and focus, and ensuring our continued growth. In particular, our Chairman and Chief Executive Officer, Chris Anthony, is crucial to our success. Our continued success will depend on our ability to attract and retain a qualified and competent management team in order to manage our existing operations and support our expansion plans. Although we are not aware of any change, if any of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers.

Our management team has limited experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our management team has only limited public company management experience or responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis. There can be no assurance that our management team will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

There have been changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), new regulations promulgated by the SEC and rules promulgated by the national securities exchanges. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Members of our Board of Directors and our Chief Executive Officer and Chief Financial Officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. If the actions we take in our efforts to comply with new or changed laws, regulations and standards differ from the actions intended by regulatory or governing bodies, we could be subject to liability under applicable laws or our reputation may be harmed.

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In addition, Sarbanes-Oxley specifically requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. In particular, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of Sarbanes-Oxley. Our testing, or the subsequent testing by our independent registered public accounting firm, when required, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

We may be required to obtain the approval of various government agencies to market our products.

Our products are subject to product safety regulations by Federal, state, and local organizations. Accordingly, we may be required, or may voluntarily determine to, obtain approval of our products from one or more of the organizations engaged in regulating product safety. These approvals could require significant time and resources from our technical staff, and, if redesign were necessary, could result in a delay in the introduction of our products in various markets and applications. There can be no assurance that we will obtain any or all of the approvals that may be required to market our products.

We may face significant costs relating to environmental regulations.

Federal, state, and local regulations impose significant environmental requirements on the manufacture, storage, transportation, and disposal of various components of advanced energy storage systems. Although we believe that our operations are in material compliance with current applicable environmental regulations, there can be no assurance that changes in such laws and regulations will not impose costly compliance requirements on us or otherwise subject us to future liabilities. Moreover, Federal, state, and local governments may enact additional regulations relating to the manufacture, storage, transportation, and disposal of components of advanced energy storage systems. Compliance with such additional regulations could require us to devote significant time and resources and could adversely affect demand for our products. There can be no assurance that additional or modified regulations relating to the manufacture, storage, transportation, and disposal of components of advanced energy systems will not be imposed.

We may face significant costs relating to Occupational Safety and Health Regulations

The California Division of Occupational Safety and Health (“Cal/OSHA”) and other regulatory agencies have jurisdiction over the operations of our Escondido, California facility. Because of the risks generally associated with the assembly of advanced energy storage systems, we expect rigorous enforcement of applicable health and safety regulations. Frequent audits by or changes in the regulations issued by Cal/OSHA, or other regulatory agencies with jurisdiction over our operations, may cause unforeseen delays and require significant time and resources from our technical staff.

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Risks Related to Our Common Stock and Market

  The market price of our common stock can become volatile, leading to the possibility of its value being depressed at a time when you may want to sell your holdings.

The market price of our common stock can become volatile. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include:

—	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;
—	changes in financial estimates by us or by any securities analysts who might cover our stock;
—	speculation about our business in the press or the investment community;
—	significant developments relating to our relationships with our customers or suppliers;
—	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry;
—	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
—	customer demand for our products;
—	investor perceptions of our industry in general and our Company in particular;
—	the operating and stock performance of comparable companies;
—	general economic conditions and trends;
—	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;
—	changes in accounting standards, policies, guidance, interpretation or principles;
—	loss of external funding sources;
—	sales of our common stock, including sales by our directors, officers or significant stockholders; and
—	additions or departures of key personnel.

The ownership of our stock is highly concentrated in our management.

As of  June 14, 2012, our present directors and executive officers, and their respective affiliates beneficially owned approximately 92% of our outstanding common stock, including underlying options that were exercisable or which would become exercisable within 60 days.  As a result of their ownership, our directors and executive officers and their respective affiliates collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership may also have the effect of delaying or preventing a change in control.

We do not intend to pay dividends on shares of our common stock for the foreseeable future.

We have never declared or paid any cash dividends on shares of our common stock. We intend to retain any future earnings to fund the operation and expansion of our business and, therefore, we do not anticipate paying cash dividends on shares of our common stock in the foreseeable future.

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Our common stock is illiquid and this low trading volume may adversely affect the price of our common stock.

Our common stock currently is quoted on the OTCQB under the symbol “FLUX.” However, with very little trading history, a trading market that does not represent an “established trading market,” a limited current public float, volatility in the bid and asked prices and the fact that our common stock is very thinly traded, you could lose all or a substantial portion of your funds if you make an investment in us. In addition, potential dilutive effects of future sales of shares of common stock by us and our shareholders, and subsequent sale of common stock by the holders of warrants and options, could have an adverse effect on the price of our securities, which could hinder our ability to raise additional capital to fully implement our business, operating and development plans.

Penny stock regulations affect our stock price, which may make it more difficult for investors to sell their stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price per share of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. our securities are subject to the penny stock rules, and investors may find it more difficult to sell their securities.

Preferred Stock may be issued under our Articles of Incorporation.

Our Articles of Incorporation authorize the issuance of up to 5,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock.

We were a “shell company” and are subject to additional restrictions under Rule 144 on resales of our Restricted Securities.

The following is a quotation from subparagraph (i)(B)(2) of Rule 144: “Notwithstanding paragraph (i)(1), if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issue was required to file such reports and materials), other than Form 8-K reports (§249.308 of this chapter); and has filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of this section after one year has elapsed from the date that the issuer filed “Form 10 information” with the Commission.” As a “shell company” immediately prior to the Reverse Acquisition, we will be subject to additional restrictions under Rule 144 which provides that no sales of our restricted securities could be sold until we have complied with subparagraph (i)(B)(2) of Rule 144.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes and other financial information appearing elsewhere in this report. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Readers are also urged to carefully review and consider the various disclosures made by us which attempt to advise interested parties of the factors which affect our business, including without limitation, the disclosures made under “Risk Factors.”

The following discussion and analysis relates to the results of Flux Power, our wholly-owned subsidiary, only and should be read in conjunction with the financial statements and the related notes thereto and other financial information contained elsewhere in this Form 8-K. Please see our unaudited pro forma combined financial information of FPH and its subsidiaries filed as Exhibit 99.1. For a discussion and analysis related to the results of FPH, please see our Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 23, 2012, and Form 10-Q for the quarter ended March 31, 2012 filed with the SEC on May 11, 2012.

Overview

Flux Power was founded in 2009 to design, develop and sell rechargeable advanced energy storage systems. We have developed an innovative high power battery cell management system (“BMS”) and have structured our business around this core technology. Our proprietary BMS provides three critical functions to our battery systems:

·	Cell Balancing : This is performed by continuously adjusting the capacity of each cell in a storage system according to temperature, voltage, and internal impedance metrics. This management assures longevity of the overall system.

·	Monitoring : This is performed through temperature probes, a physical connection to individual cells for voltage and calculations from basic metrics to determine remaining capacity and internal impedance. This monitoring assures accurate measurements to best manage the system and assure longevity.

·	Error reporting : This is performed by analyzing data from system monitoring and making decision on whether the system is operating out of normal specifications. This error reporting is crucial to system management as it ensures ancillary devices are not damaging your storage system and will give the operator an opportunity to take corrective action to maintain long overall system life.

Using our proprietary battery management technology, we are able to offer completely integrated energy storage solutions or custom modular standalone systems to our clients. In addition, we have also developed a suite of complementary technologies and products that accompany and enhance the abilities of our BMS to meet the needs of the growing advanced energy storage market.

We sold our first validated product in the second quarter of 2010 and have since delivered over 14 mega watt-hours of Advanced Energy Storage to clients such as Crown Equipment Corp., Damascus Corp., Columbia Parcar Corp., Wheego Electric Cars Inc., Epic Electric Vehicles, and TALHO. This places us amongst the top tier of Advanced Energy Storage providers in North America. We also sell our Advanced Energy Storage products through distributors such as Dukes Garage, Small Car Performance, Electric Motor Sports, MCelectric, Jungle Motors and EV America.

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Recent Developments and Events

New Agreements

NACCO Prototype Agreement. On February 6, 2012, Flux entered into a Prototype Agreement (the “Prototype Agreement”) with NACCO Materials Handling Group, Inc. (“NACCO”) to develop and provide three (3) prototype battery packs for NACCO’s lift trucks. Pursuant to the Prototype Agreement, we agreed to develop and provide three prototype battery backs for use in NACCO’s lift trucks. Our fees under the Prototype Agreement are based on hourly rates of our project managers and engineers and the material costs related to the project. We will retain ownership of all intellectual property developed under the Prototype Agreement, but we have granted NACCO a fully-paid, worldwide, non-exclusive, license to use, sell, and reproduce the prototype battery packs. The term of the Prototype Agreement is indefinite but it may be terminated upon 60 days written notice of either party.

GTA Terms & Conditions. On September 21, 2011, Flux and GreenTech Automotive, Inc. (GTA) entered into terms and conditions for future purchase orders. All sales from Flux to GTA that include Flux’s product for production of GTA’s electronic vehicle shall be governed under this agreement. This agreement does not obligate GTA to make any purchases of our products.

Notes Payable

In October 2011, the Company entered into a new revolving promissory note agreement (Secondary Operating Capital) with a stockholder for $1,000,000. The revolving promissory note bears interest at 8%, is due September 30, 2013, as amended, and is secured by substantially all of the assets of the Company. As of March 31, 2012 the balance outstanding was $500,000.

In March 2012, the Company entered into an additional note payable agreement with the same stockholder for $250,000. The note matures in March 2014 and bears interest at 8% per annum.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. The Company has used significant estimates in its determination of the reserve for inventory, sales returns, and warranty claims. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Our actual results could differ from these estimates.

We believe the following accounting policies and estimates are most critical to aid in understanding and evaluating our reported financial results.

Inventories and prepaid inventory

Inventories consist primarily of battery management systems and the related subcomponents, and are stated at the lower of cost (first-in, first-out) or market. Prepaid inventory represents deposits made by us for inventory purchases. We evaluate inventories to determine if write-downs are necessary due to obsolescence or if the inventory levels are in excess of anticipated demand at market value based on consideration of historical sales and product development plans.

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Revenue recognition

We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, price is fixed or determinable and collectability of the selling price is reasonably assured. Delivery occurs when risk of loss is passed to the customer, as specified by the terms of the applicable customer agreements. Generally, this occurs when the product is delivered to the customer.

When an implied right of return exists, we recognize revenue on the sell through-method.  Under this method, revenue is not recognized upon delivery of the inventory components.  Instead, we record deferred revenue upon delivery and recognize revenue when the inventory components are sold through to the end user.

We evaluate our exposure to sales returns and warranty issues based on historical information.

Results of Operations

Nine Month Period Ended March 31, 2012 compared to the Nine Month Period Ended March 31, 2011

For the nine month periods ended
	31-Mar-12	31-Mar-11
in thousands
Revenues	$3,008	$583

Cost of sales	2,431	473

Gross Profit	577	110

Selling, general, and administrative	1,271	774

Research and development	400	316

Total Operating Expenses	1,671	1,090

Interest expense	45	25

Net Loss	$(1,139)	$(1,005)

Revenues

Revenues for the nine months ended March 31, 2012, increased approximately $2,425,000, or 416%, compared to the nine months ended March 31, 2011. This increase is the result of an increase in new customers and volume increases on existing customer orders.

Cost of Revenues

Cost of revenues for the nine months ended March 31, 2012, increased approximately $1,958,000, or 414%, compared to the nine months ended March 31, 2011. This increase is the result of an increase in sales volume for new customers and sales volume increases on existing customer orders.

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Gross Profit

Gross profit for the nine months ended March 31, 2012, increased by approximately $467,000, or 425%, compared to the nine months ended March 31, 2011. Gross profit as a percentage of revenue for the nine months ended March 31, 2012, increased slightly by 0.3% compared to the n ine months ended March 31, 2011.

Selling, and General and Administrative Expenses

Sales and general and administrative expenses for the nine months ended March 31, 2012 and 2011 were approximately $1,271,000 and $774,000, respectively. Such expenses consist primarily of salaries and personnel related expenses, occupancy expenses, sales travel, consulting costs and other expenses. The increase of approximately $497,000 was due to an increase in salaries related to increase in employee headcount and for other professional fees, some of which were incurred for reverse merger preparation.

Research and Development Expense

Research and development expenses for the nine months ended March 31, 2012 and 2011 were approximately $400,000 and $316,000, respectively. Such expenses consist primarily of materials, supplies, salaries and personnel related expenses, consulting costs and other expenses. The increase of approximately $84,000 was due to an increase in personnel costs and benefits, and an increase in material and supplies consumption related to new and ongoing research programs.

Interest Expense

Interest expense for the nine months ended March 31, 2012 and 2011 was approximately $45,000 and $25,000, respectively. The interest expense relates to our outstanding notes payable to one of our major shareholders, of which balances increased throughout 2012. Certain of the notes were converted into shares of our common stock during December 2011.

For the year ended June 30, 2011 and the eight month period ended June 30, 2010

	For the year ended June 30, 2011	For the eight months ended June 30, 2010

Revenues	$984,000	$207,000

Cost of sales	846,000	228,000

Gross Profit	138,000	(21,000)

Selling, general, and administrative	1,027,000	412,000

Research and development	382,000	197,000

Total Operating Expenses	1,409,000	609,000

Interest expense	42,000	-

Net Loss	$(1,313,000)	$(630,000)

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We began our operations in October of 2009. Accordingly, our first period of operations is for only eight months and may not be an appropriate comparative value had we been in operations for an entire year.

Revenues

Revenues for the year ended June 30, 2011, increased approximately $777,000, or 375%, compared to the eight month period ended June 30, 2010. This large increase in sales was attributable to the increase in customers and the full operating period in fiscal year 2011.

Cost of Revenues

Cost of revenues for the year ended June 30, 2011, increased approximately $618,000 or 271% compared to the eight month period ended June 30, 2010. This large increase in cost of revenues was attributable to the increase in customers and the full operating period in fiscal year 2011.

Gross Profit

Gross profit for the year ended June 30, 2011, increased by approximately $159,000 or 757%, compared to the eight month period ended June 30, 2010. Gross profit as a percentage of revenue for the year ended June 30, 2011, increased to 14% compared to (10%) in the eight month period ended June 30, 2010. Sales traction during the year ended June 30, 2011 allowed us to perform more efficiently on managing product cost and we were able to negotiate customer agreements at normalized margins.

Selling, and General and Administrative Expenses

Sales and general and administrative expenses for the year ended June 30, 2011 and the eight month period ended June 30, 2010 were approximately $1,027,000 and approximately $412,000, respectively. Such expenses consist primarily of salaries and personnel related expenses, stock-based compensation expense, sales travel, consulting costs and other expenses. The increase of approximately $615,000 was due to an increase in personnel and consulting costs that were required to manage our business as it grew.

Research and Development Expense

Research and development expenses for the year ended June 30, 2011 and the eight month period ended June 30, 2010 were approximately $382,000 and approximately $197,000, respectively. Such expenses consist primarily of materials, supplies, salaries and personnel related expenses, stock-based compensation expense, consulting costs and other expenses. The increase of approximately $185,000 was due to an increase in personnel costs and benefits, and an increase in material and supplies consumption.

Interest Expense

Interest expense for the year ended June 30, 2011 and eight month period ended June 30, 2010 was approximately $42,000 and $0, respectively. The interest expense relates to our outstanding notes payable to one of our major shareholders. As discussed above, certain of the notes payable were converted into shares of our common stock during December 2011.

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Liquidity and Capital Resources

For the nine month periods ended March 31, 2012 and 2011

As of March 31, 2012, we had a cash balance of approximately $141,000, negative working capital of approximately $278,000, and an accumulated deficit of approximately $3,082,000.

Cash Flows from Operating Activities

Our operating activities resulted in net cash used in operations of approximately $941,000 for the nine months ended March 31, 2012, compared to net cash used in operations of approximately $458,000 for the nine months ended March 31, 2011.

The net cash used in operating activities for the nine month period ended March 31, 2012 reflects a net loss of approximately $1,139,000 offset by depreciation and amortization of approximately $23,000 and stock-based compensation of approximately $22,000. Changes in operating assets and liabilities included a decrease in accounts receivable of approximately $2,000, a decrease in inventories of approximately $313,000, an increase in prepaid inventory of approximately $932,000, an increase in accrued expenses of approximately $165,000, an increase in customer deposits of approximately $841,000, an increase in customer deposits from related party of approximately $629,000, a decrease in deferred revenue of approximately $1,173,000, an increase in accounts payable of approximately $293,000 and other minor factors.

The net cash used in operating activities for the nine month period ended March 31, 2011 reflects a net loss of approximately $1,005,000 offset by depreciation and amortization of approximately $16,000 and stock-based compensation of approximately $58,000. Changes in operating assets and liabilities included an increase in inventories of approximately $1,703,000, a decrease in prepaid inventory of approximately $482,000, an increase in accounts payable of approximately $41,000, a decrease in customer deposits of approximately $508,000, an increase in customer deposits from related party of approximately $58,000, an increase in deferred revenue of approximately $2,098,000, and other minor factors.

Cash Flows from Investing Activities

The net cash used in investing activities for the nine month periods ended March 31, 2012 and 2011 consist primarily of purchases of equipment.

Cash Flows from Financing Activities

Net cash provided by financing activities for the nine months ended March 31, 2012 and the nine months ended March 31, 2011 was $900,000 and $680,000, respectively.

During nine months ended March 31, 2012, we received $900,000 from the issuance of notes payable to a shareholder. During the nine months ended March 31, 2011, we received $680,000 from the issuance of notes payable to a shareholder.

For the year ended June 30, 2011 and the eight month period ended June 30, 2010

As of June 30, 2011, we had a cash balance of approximately $240,000, negative working capital of approximately $1,140,000 and an accumulated deficit of approximately $1,943,000.

Cash Flows from Operating Activities

Our operating activities resulted in net cash used in operations of approximately $743,000 for the year ended June 30, 2011 compared to net cash used in operations of approximately $433,000 for the eight months ended June 30, 2010.

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The net cash used in operating activities for the year ended June 30, 2011 reflects a net loss of approximately $1,313,000 offset by depreciation and amortization of approximately $23,000 and stock-based compensation of approximately $58,000. Changes in operating assets and liabilities included an increase in accounts receivable of approximately $41,000, an increase in inventories of approximately $1,697,000, a decrease in prepaid inventory of approximately $550,000, an increase in accrued expenses of approximately $30,000, a decrease in customer deposits of approximately $347,000, an increase in customer deposits from related party of approximately $208,000, an increase in deferred revenue of approximately $1,802,000, and other minor factors.

The net cash used in operating activities for the eight months ended June 30, 2010 reflects a net loss of approximately $630,000 offset by loss on disposal of leasehold improvements of approximately $20,000, depreciation and amortization of approximately $14,000, and stock-based compensation of approximately $68,000. Changes in operating assets and liabilities included an increase in inventories of approximately $117,000, an increase in prepaid inventory of approximately $484,000, an increase in other current assets of approximately $39,000, an increase is customer deposits of approximately $556,000, an increase in customer deposits from related party of approximately $159,000 and other minor factors.

Cash Flows from Investing Activities

The net cash used in investing activities for the year ended June 30, 2011 and the eight months ended June 30, 2010 consist primarily of purchases of equipment.

Cash Flows from Financing Activities

Net cash provided by financing activities for the year ended June 30, 2011 and the eight months ended June 30, 2011 was approximately $930,000 and $560,000, respectively.

During the year ended June 30, 2011, we received $930,000 from the issuance of notes payable to a shareholder, and we received $400 from the collection of a note receivable from a shareholder. During the eight month period ended June 30, 2010, we received $460,000 from the issuance of 4,000,000 shares of our common stock, and we received $100,000 from the issuance of a note payable to a shareholder.

Future Liquidity Needs

We have evaluated our expected cash requirements over the next twelve months, which includes, but is not limited to, investments in additional sales and marketing and product development resources, capital expenditures, and working capital requirements.

We expect to require additional financing in the future. The timing of our need for additional capital will depend in part on our future operating performance in terms of revenue growth and the level of operating expenses maintained.

One of our shareholder s has agreed to support our capital requirements through loan agreements. In October 2011, we entered into a revolving promissory note agreement with this shareholder for $1,000,000. The revolving promissory note bears interest at 8%, is due September 30, 2013, as amended, and is secured by substantially all of our assets. As of June 14, 2012, $400,000 is available under this revolving promissory note. We believe our cash, accounts receivables, and the $1,000,000 commitment from Baytree Capital, its designees or assignees, and our revolving promissory note are adequate to satisfy our working capital needs and sustain our ongoing operations for at least the next twelve months.

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However, there is no guarantee we will be able to obtain additional funds in the future or that funds will be available on terms acceptable to us. If such funds are not available, management will be required to curtail its investments in additional sales and marketing and product development resources, and capital expenditures, which may have an adverse effect on our future cash flows and results of operations, and our ability to fund operations.

To the extent that we raise additional funds by issuing equity or debt securities, our shareholders may experience additional significant dilution and such financing may involve restrictive covenants. To the extent that we raise additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our technologies or our product candidates, or grant licenses on terms that may not be favorable to us. Such actions may have a material adverse effect on our business.

Additionally, recent global market and economic conditions have been unprecedented and challenging with tighter credit conditions and recession in most major economies. As a result of these market conditions, the cost and availability of credit has been and may continue to be adversely affected by illiquid credit markets and wider credit spreads. Concern about the stability of the markets generally and the strength of counterparties specifically has led many lenders and institutional investors to reduce, and in some cases, cease to provide credit to businesses and consumers. These factors have led to a decrease in spending by businesses and consumers alike, and a corresponding decrease in global infrastructure spending. Continued turbulence in the U.S. and international markets and economies and prolonged declines in business and consumer spending may adversely affect our liquidity and financial condition, including our ability to access the capital markets to meet liquidity needs.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Recent Accounting Pronouncements

Refer to Note 3, “Summary of Significant Accounting Polices,” in the accompanying notes to the financial statements for a discussion of recent accounting pronouncements.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors, Executive Officers and Significant Employees

The following table and text set forth the names and ages of Flux Power’s directors, executive officers and significant employees as of the date of this report. Flux Power’s Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among any of the directors and executive officers.

Name	Age	Position
Chris Anthony	35	Chairman and Chief Executive Officer
Steve Jackson ¹	48	Chief Financial Officer and Chief Operating Officer
Michael Johnson	60	Director
James Gevarges	46	Director

 ¹Steve Jackson has signed an employee agreement to be the Chief Financial Officer and the Chief Operating Officer as of January 2, 2012. In connection with Mr. Jackson’s services to our Company, on January 25, 2012, Mr. Jackson was granted options to purchase 300,000 shares of common stock, none of which are vested.

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There are no arrangements or understandings between our directors and executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

Business Experience

Chris Anthony, Chief Executive Officer, and Director. Mr. Anthony has been Chairman and Chief Executive Officer of Flux Power since it was incorporated. Since November 2010, Mr. Anthony has also served as an R&D Advisor to Epic Boats, LLC, a Delaware company primarily engaged in the business of providing recreational and competitive watercrafts, including an electric wake boarding boat which he founded in 2002 (“Epic Boats”) and where he served as Chief Executive Officer until October 2010. Mr. Anthony is a majority owner of Epic Boats. At Epic Boats, Mr. Anthony’s primary responsibilities included managing the day to day operations of the Company in his capacity as Chief Executive Officer and Founder. From 2005 to 2009 Mr. Anthony served as the Chief Operating Officer of Aptera Motors, Inc., a Delaware company engaged in the business of manufacturing a three-wheel electric car (“Aptera Motors”) and was a Director of that company from 2005 to 2010. Aptera Motors and Epic Boats are not affiliates of the Company. Mr. Anthony is an expert in energy storage, electric propulsion systems, and advanced composite manufacturing processes. He has significant experience building advanced products in the marine and commuter vehicle industries. Mr. Anthony has a Bachelor’s of Science degree in finance from the Cameron School of Business.

Steve Jackson, Chief Financial Officer and Chief Operating Officer. Mr. Jackson has been providing services to Flux Power since November 2011 and joined the Company as a full time employee in January 2012. Prior to joining Flux Power, Mr. Jackson served as the Chief Financial Officer and Chief Operating Officer for Verdezyne Inc, an alternative energy bio-fuel company from 2008 to 2011. Mr. Jackson is a Certified Public Accountant and has more than 20 years finance and operations experience, including 7 years at SAIC, a FORTUNE 500® scientific, engineering, and technology applications company, where he held several significant financial management positions, and 3 years at PriceWaterhouse LLP (“PW”). Verdezyne, Inc., SAIC, and PW are not affiliates of the Company. He received his Bachelor of Business Administration degree in Accounting from the University of Texas at Austin and a Master of Science degree in Accountancy from San Diego State University.

Michael Johnson, Director. Mr. Johnson has been a director of Flux Power since it was incorporated. Since 2002, Mr. Johnson has been a director and the Chief Executive Officer of Esenjay Petroleum Corporation (“Esenjay Petroleum”), a Delaware company located in Corpus Christi, Texas which is engaged in the business oil exploration and production. Mr. Johnson’s primary responsibility at Esenjay Petroleum was to manage the business and company as Chief Executive Officer. Mr. Johnson is director and shareholder of Esenjay Investments LLC, a Delaware company engaged in business of investing in companies, and an affiliate of the Company owning approximately 49% of the issued and outstanding shares of the Company. As a result of Mr. Johnson’s leadership and business experience he is an industry expert in the natural gas exploration industry and brings a wealth of management and successful company building experience to the board. Mr. Johnson currently serves on the Board of Directors at Aptera Motors, which is not an affiliate of the Company. Mr. Johnson received a BS degree in mechanical engineering from the University of Southwestern Louisiana in 1971.

James Gevarges, Director. Mr. Gevarges has been a director of Flux Power since it was incorporated. Mr. Gevarges is the President, Chief Executive Officer, and a majority owner of Current Ways, Inc., a California company engaged in the business of manufacturing chargers and other components for electric vehicles, which he founded in 2010. Current Ways, Inc. is not an affiliate of the Company. Since 1991 Mr. Gevarges has also been a Director and the Chief Executive Officer of LHV Power Corporation (formerly known as HiTek Power, Corp) (“LHV Power”), a California company located in Santee, California which is engaged in the business of designing, manufacturing and marketing of power supply systems. Mr. Gevarges is the sole owner of LHV Power. LHV Power is not an affiliate of the Company. Mr. Gevarges’ primary responsibilities at LHV Power is to manage the company and business as Chief Executive Officer and President. As a result of Mr. Gevarges’ management and industry experience he is a power supply industry expert and brings an enormous amount of manufacturing and successful company management experience to the Company. Mr. Gevarges has a Bachelor’s of Science degree in electrical engineering from Louisiana State University.

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Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee

We have not adopted an audit committee charter. Our Board of Directors will serve the function of the audit committee. The Board of Directors intends to establish an audit committee in the future.

Compensation Committee and Governance and Nomination Committee

We have not adopted a compensation committee and governance committee charters. The Board of Directors currently serves these functions. The Board of Directors will consider establishing a compensation committee and governance committee in the future.

Code of Conduct and Ethics

We have not adopted a Code of Conduct for our CEO and Senior Executive Officers.

Indemnification Agreements

On June 14, 2012, in connection with the appointment of Mr. Chris Anthony as a director, Chief Executive Officer and President, and Mr. Steve Jackson as our Chief Financial Officer, and Mr. Craig Miller as our Secretary, we executed a standard form of indemnification agreement (“Indemnification Agreement”) with each of them (each, an “Indemnitee”).

Pursuant to and subject to the terms, conditions and limitations set forth in the Indemnification Agreement, we agreed to indemnify each Indemnitee, against any and all expenses incurred in connection with the Indemnitee’s service as our officer, director and or agent, or is or was serving at our request as a director, officer, employee, agent or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other entity or enterprise but only if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, and in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the indemnification provided in the indemnification agreement is applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven. Additionally, the Indemnification Agreement establishes processes and procedures for indemnification claims, advancement of expenses and costs and contribution obligations.

We intend to enter into such Indemnification Agreements with Messrs. Johnson and Mr. Gevarges upon the effectiveness of their respective appointment as our directors.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the information, on an accrual basis, with respect to the compensation of Flux Power’s principal executive officers for the fiscal year ended June 30, 2011 and for the eight months ended June 30, 2010. No other employee made over $100,000 for the year ended June 30, 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)		Non- Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)

Chris Anthony	2011	$60,000	-	-	-		-	-	-		$60,000
Chairman and CEO	2010	$60,000	-	-	-		-	-	-		$60,000
								-
Joseph Gottlieb (2)	2011	$172,918	-	-	26,500	(2)	-	-	75,000	(2)	$274,418
Chief Technology Officer	2010	$150,000	-	-	-		-	-	-		$150,000

Jason Touhy(3)	2011	$0	-	-	10,000	(3)	-	-	69,000	(3)	$79,000
Chief Operations Officer	2010	$97,500	-	-	-		-	-	-		$97,500

(1) Reflects the grant date fair value of the awards calculated in accordance with FASB ASC Topic 718 – Stock Compensation.

(2) Mr. Gottlieb resigned as Chief Technology Officer on July 31, 2011 and was paid a severance of $75,000. On December 3, 2010 Mr. Gottlieb was granted fully vested options to purchase 265,000 shares of our common stock at $0.13 per share. The options expire on January 27, 2013. The fair value of the option award is $26,500.

(3) Mr. Touhy resigned as Chief Operations Officer on December 31, 2010 and was paid a severance of $69,000. On December 2, 2010, Mr. Touhy was granted options to purchase 100,000 shares of our common stock at $0.13 per share. All of the options became exercisable on December 3, 2010. The options expired on February 29, 2012. The fair value of the option award is $10,000.

Benefit Plans

Flux Power does not have any profit sharing plan or similar plans for the benefit of our officers, directors or employees. However, we may establish such plan in the future.

Stock Option Plan

Flux Power has adopted a 2010 Stock Option Plan (“Option Plan”) that reserves 2,000,000 shares of our common stock for issuance upon exercise of options. As of June 30, 2011, the number of shares of common stock outstanding under the Option Plan was 710,000 and as of the Effective Date of the Reverse Acquisition, the number of shares of common stock outstanding under the Option Plan was 1,535,500. As part of the Reverse Acquisition, we adopted the Option Plan and all 1,535,500 stock options of Flux Power outstanding as of the Effective Date, whether or not exercised and whether or not vested, will be substituted by us with 4,536,948 new options based on a ratio of 2.9547039 (“Share Exchange Ratio”) in a manner that complies with Sections 424(a) and 409A of the Internal Revenue Code. The new options substituted by us shall continue to have, and be subject to, the substantially the same terms and conditions as before, but will be convertible into shares of our common stock, as adjusted given effect to the Share Exchange Ratio.

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Outstanding Equity Awards

The following table sets forth certain information concerning Flux Power’s unexercised options, stock that has not vested, and equity incentive plan awards outstanding as of June 30, 2011 for the named executive officers below:

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph Gottlieb(2)	265,000		0	0	$0.13	1/27/2013	–	–	–	–

Jason Touhy(3)	100,000	(5)	0	0	$0.13	2/29/2012	-	-	-	-

(1) The options have not been adjusted based on the Share Exchange Ratio.

(2) Mr. Gottlieb resigned on July 31, 2011.

(3) Mr. Touhy resigned on December 31, 2010 and his options were forfeited on February 29, 2012.

Compensation of Non-Executive Directors

As of June 30, 2011, no equity awards were issued to any non-executive directors by Flux Power.

Aggregated Option/SAR exercised and Fiscal year-end Option/SAR value table

Neither the executive officers of Flux Power nor the other individuals listed in the tables above, exercised options or SARs during the last fiscal year.

Long-term incentive plans

No Long Term Incentive awards were granted by Flux Power in the last fiscal year.

Employment contracts and termination of employment and change-in-control arrangements

Flux Power has entered into an employment agreement, as amended, with its Chief Executive Officer, Chris Anthony. Pursuant to the terms of his employment agreement, Mr. Anthony is an “at-will” employee. Mr. Anthony is paid an annual salary of $168,000. Further, Mr. Anthony is entitled to a $10,000 end of fiscal year bonus for every $10,000,000 in sales with at least a 10% gross margin and a 20% salary bonus for every $20,000,000 in sales with at least a 10% gross margin.

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Flux Power has entered into an employment agreement with our Chief Financial Officer and Chief Operating Officer Steve Jackson. Pursuant to the terms of his employment agreement, Mr. Jackson is an “at-will” employee. Mr. Jackson is currently paid an annual salary of $142,000. Moreover, after reaching the booking/sales milestones listed below, Mr. Jackson will be entitled to quarterly compensation adjustments, both up and down, based on the previous quarter’s sales as follows:

Quarterly Sales Milestones	Annualized Compensation
$3,000,000	$164,500
$5,000,000	$188,000
$10,000,000	$211,500
$15,000,000	$235,000

Employment contracts and termination of employment and change-in-control arrangements

Flux Power has entered into an employment agreement with Chris Anthony that states that in the event Mr. Anthony is terminated for any reason other than criminal activity, Flux Power agrees to provide Mr. Anthony with a severance payout equal to six (6) months of employment.

Flux Power has entered into an employment agreement with Steve Jackson that states that in the event Mr. Jackson is terminated after the Probation Period for any reason other than for cause, Flux Power agrees to provide Mr. Jackson with a severance payout equal to six (6) months of employment.

The only officer or employee who has contractual rights triggered by a change in control of the company is Mr. Jackson. Mr. Jackson’s stock option agreement states that in the event of a change in control, after the effective date of the agreement, any and all unvested stock options held by Mr. Jackson shall become 100% vested and exercisable.

Compensation Committee Interlocks and Insider Participation

We have not established a Compensation Committee and our Board of Directors will serve this function.

Director Independence

We currently do not have any independent directors as the term “independent” is defined by the rules of the Nasdaq Stock Market.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable. As of June 14, 2012 (post Reverse Acquisition), we had a total of 41,258,185 shares of common stock outstanding.

The following table sets forth, as of June 14, 2012 (post Reverse Acquisition): (a) the names and addresses of each beneficial owner of more than five percent of our common stock known to us, the number of shares of common stock beneficially owned by each such person, and the percent of our common stock so owned; and (b) the names and addresses of each director and executive officer, the number of shares our common stock beneficially owned, and the percentage of our common stock so owned, by each such person, and by all of our directors and executive officers as a group. Unless otherwise indicated, the business address of each of our directors and executive officers is c/o Flux Power, Inc., 2240 Auto Park Way, Escondido, California 92029. Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

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Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Ownership

Directors and Named Executive Officers

Chris Anthony, Director and Executive Officer	11,929,697	(2)	28.8%

Steve Jackson, Chief Financial Officer	-		-

Gianluca Cicogna Mozzoni, Director (5)	-		-

Michael Johnson (5)	20,097,171	(3)	48.6%

James Gevarges (5)	6,204,878	(4)	15.0%

All Officers & Directors as a Group (4 people)	38,231,746		92.4%

5% Beneficial Owners

Baytree Capital Associates, LLC (6) 40 Wall Street, 58th Floor New York, New York 1000	4,122,777	(5)	9.5%

(1) As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable. Accordingly, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2) Includes 110,881 stock options, all of which are vested. The options have been adjusted given effect to the Share Exchange Ratio.

(3) Includes shares held by Esenjay Investments, LLC, a Texas limited liability company of which Mr. Johnson is the sole director and beneficial owner. Includes 110,881 stock options, all of which are vested. The options have been adjusted given effect to the Share Exchange Ratio.

(4) Includes 110,881 stock options, all of which are vested. The options have been adjusted given effect to the Share Exchange Ratio.

(5) Upon the closing of the Reverse Acquisition, Mr. Gianluca Cicogna Mozzoni submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately; and from his position as our director that will become effective on the tenth day following the mailing by us of an information statement to our stockholders that complies with the requirements of Section 14(f) of the Exchange Act. In addition, Messrs. Michael Johnson and James Gevarges were appointed to our Board, effective upon compliance with Section 14(f) of the Exchange Act.

(6) Includes 1,837,777 shares of common stock underlying warrants for a term of 5 years and at an exercise price of $0.41 per share of common stock for financial advisory services.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

In connection with the Reverse Acquisition, Mr. Anthony, our President, Chief Executive Officer, and director, Mr. Gevarges, our director, and Esenjay Investments, LLC, an entity which our director, Michael Johnson, is a director, severally agreed not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of our common stock or securities convertible into or exercisable or exchangeable into our common stock beneficially owned by such shareholder, for a period of eighteen (18) months from the closing date of the Reverse Acquisition, except during the period after the first anniversary of the closing date and a period of six (6) months thereafter, in such an amount which constitutes less than three percent (3%) in the aggregate of such shareholder’s beneficial ownership of our common stock per month.

On June 14, 2012, we entered into an Advisory Agreement with Baytree Capital Associates, LLP, our affiliate which owns 2,285,000 shares of our common stock (“Baytree Capital”) pursuant to which Baytree Capital will provide us with business and consulting services for 24 months in exchange for 100,000 restricted shares of our newly issued common stock at the commencement of each six month period in return for its services, which shares will have piggy-back registration rights, and a warrant to purchase 1,837,777 restricted shares of our common stock for a period of 5 years at an exercise price of $.41 per share.

On May 25, 2010, Flux Power entered into a $400,000 Revolving Promissory Note for Inventory Funding (the “Inventory Funding Note”) with our shareholder Esenjay Investments, LLC (“Esenjay”), which matured in May 2012. Esenjay is owned by Mr. Michael Johnson who sits on Flux Power’s Board of Directors. The Inventory Funding Note bore interest 8% per annum and provides for advances to be used for inventory purchases. In August 2011, Flux Power amended the Inventory Funding Note so that it may be converted into Flux Power’s shares of common stock at a conversion price to be determined at our next round of financing. The Inventory Funding Note is secured by Flux Power’s general assets.

On May 25, 2010, Flux Power entered into a $1,000,000 Revolving Promissory Note for Operating Capital (the “Operating Capital Note”) with Esenjay. The Operating Capital Note matures as of the closing of our next round of financing but no later than May 30, 2012. The Operating Capital Note bore interest at 8% and provides for advances for operating expenses. In August 2011, Flux Power amended the Operating Capital Note so that it may be converted into Flux Power’s shares of common stock at a conversion price to be determined at its next round of financing. The Operating Capital Note is secured by Flux Power’s general assets.

On September 27, 2011, Flux Power entered into a $150,000 Bridge Loan Promissory Note (the “Bridge Note”) with Esenjay. The Bridge Note matured on May 30, 2012. The Bridge Note does not bear interest and provides that the principal amount may be converted into Flux Power’s shares of common stock at a conversion price to be determined at its next round of financing. On November 15, 2011, Flux Power amended the Bridge Note to include a stated annual interest rate of 8%.

On December 15, 2011, Esenjay agreed to convert the Inventory Funding Note, Operating Capital Note and the Bridge Note and the accrued interest in the aggregate amount of $1,264,228 for 1,264,228 shares of Flux Power’s common stock. Accordingly, the Inventory Funding Note, Operating Capital Note and the Bridge Note are no longer outstanding.

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On October 1, 2011, Flux Power entered into a $1,000,000 Secondary Revolving Promissory Note for Operating Capital (the “Secondary Operating Capital Note”) with Esenjay. The Secondary Operating Capital Note matures on September 30, 2013. The Secondary Operating Capital Note bears interest at 8% and provides for advances for operating expenses. As of  March 31,  2012, Flux Power has drawn down $500,000 on the Secondary Revolving Promissory Note and $500,000 is available. As of June 14, 2012, Flux Power has drawn down $600,000 on the Secondary Revolving Promissory Note and $400,000 is available.

Om March 7, 2012, Flux Power entered into a $250,000 Bridge Loan (“Secondary Bridge Note”) with Esenjay. The Secondary Bridge Note matures on March 7, 2014. The Secondary Bridge Note bears interest at 8%.

During 2009, the Flux Power entered into a cancelable Term Sheet agreement (the “Term Sheet Agreement”) with a LHV Power Corporation, an entity owned by James Gevarges, one of our major shareholders. Pursuant to the Term Sheet Agreement, Flux Power was appointed as a distributor of LHV Power battery charging products allowing Flux Power to sell the products either separately or as part of an energy storage solution. Additionally, Flux Power was required to develop a microprocessor control board, and the associated software to enable communication between the parties’ respective products (“MCB”) which entitles Flux Power to royalties for any such units sold by the related entity. Pursuant to the Term Sheet Agreement Flux Power may purchase the products at the then current price list for distributors. Further, under the Term Sheet Agreement, if LHV Power sells its products to a different distributor Flux Power is entitled to a distribution fee equal to 20% of the gross profits on such sale. Under the Term Sheet Agreement, it was agreed that upon completion of the MCB, and LHV Power’s sale of the MCB as part of its product offerings, LHV Power will pay Flux Power a royalty fee of $20 per MCB sold, with such royalty fees capped at $200,000. This distribution and royalties fees were capped at a total of $200,000. The parties also agreed that the obligation to pay the royalty fees and distribution fee would survive the termination or expiration of the Term Sheet Agreement and such obligation to make such payment would terminate once the total payments of the distribution and royalty fee reached $200,000 (“Distribution and Royalty Fee Obligation”). Once the Distribution and Royalty Fee Obligation has been satisfied, the parties agreed that Flux Power would no longer be required to provide any support for the MCB and the parties would negotiate a new support fee upon LHV Power’s request. This cap has not been satisfied and the Distribution and Royalty Fee Obligation still remains outstanding. The chargers are not currently under commercial production and therefore no Distribution and Royalty Fee has been received by Flux Power. Under the Term Sheet Agreement, LHV Power has ownership of all intellectual property concerning the software developed under the Term Sheet Agreement. On September 1, 2010, with our consent, LHV assigned the Term Sheet Agreement to Current Ways, Inc., a different company that is owned by Mr. Gevarges. In connection with the assignment, Current Ways, Inc. assumed all of the rights and obligations of LHV Power under the Term Sheet Agreement. The Term Sheet Agreement expired pursuant to its terms on April 1, 2011. However, Current Ways, Inc. is still subject to the Distribution and Royalty Fee Obligation which will continue until the cap of $200,000 is satisfied or the parties agree otherwise. The parties are also subject to restrictions on the use and disclosure of confidential information of the other party until April 1, 2013. Pursuant to our standard purchase order terms and conditions, during the nine month periods ended March 31, 2012 and 2011, Flux Power purchased approximately $52,000 and $35,000 of prototype chargers products from Current Ways, Inc., which purchases were not subject to the distribution fee or royalties pursuant to the Term Sheet Agreement. During 2011 and 2010, Flux Power purchased approximately $33,000 and $26,000 prototype charger products from Current Ways, Inc., which purchases were not subject to the distribution fee or royalties under the Term Sheet Agreement.

On August 1, 2009, Flux Power entered into a Manufacturing Implementation Agreement (the “Manufacturing Agreement”) with LHV Power. Pursuant to the Manufacturing Agreement Flux Power granted LHV Power a right of first refusal to manufacture our battery management systems. Further, under the Manufacturing Agreement, Flux Power agreed to pay for any specialized tooling LHV Power may require to manufacture Flux Power’s battery management systems. Under the Manufacturing Agreement, Flux Power will retain ownership of all intellectual property developed under the Manufacturing Agreement. The Manufacturing Agreement expires on August 1, 2014. During the nine month periods ended March 31, 2012 and 2011, Flux Power paid approximately $258,000 and $130,000, respectively, to LHV Power pursuant to the Manufacturing Agreement.

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On July 1, 2011, Flux Power entered into a Sublease Agreement with Epic Boats, LLC (“Epic Boats”). Chris Anthony, our Chief Executive Officer is also an R&D advisor to, and 35% owner of, Epic Boats. Pursuant to the Terms of the Sublease Agreement, Epic Boats has subleased approximately 7,200 square feet of Flux Power’s office space for a monthly payment of $6,640. The Sublease Agreement was terminated January 1, 2012. During the nine month periods ended March 31, 2012 and 2011, Epic Boats reimbursed $53,000 and $7,000, respectively, to Flux Power under this Sublease Agreement.

On October 21, 2009, Flux Power entered into an agreement with Epic Boats, LLC where Epic Boats assigned and transferred to Flux Power the entire right, title, and interest into products, technology, intellectual property, inventions and all improvements thereof, as defined in the table below.

Product	Description
Battery Box Design	All hardware, tooling and design reduced to practice otherwise of the battery housings which include the integration of a battery management system.
CAN Communication Protocol	Top communication protocol that communicates through the CAN bus
CAN based Throttle Controller	All hardware, software and tooling reduced to practice or otherwise of the throttle controller
BMS Head End Interfaces	Interfaces to the motor and generator controller to the diagnostic software

As of this date, Flux Power began selling products to Epic Boats under Flux Power’s standard terms and conditions and has continued to sell products to Epic Boats as a customer. During the nine month periods ended March 31, 2012 and 2011, Flux Power sold approximately $335,000 and $149,000, respectively, of product to Epic Boats. The customer deposits balance received from Epic Boats at March 31, 2012 and June 30, 2011, is approximately $996,000 and $367,000, respectively. There were no receivables outstanding from Epic Boats as of March 31, 2012. As of June 30, 2011, receivables of $29,000 were outstanding from Epic Boats.

During the nine month periods ended March 31, 2012 and 2011, the Company sold approximately $1,000 and $29,000, respectively, of product to a company owned by another one of the Company’s major shareholders who is the Company’s former Chief Technology Officer. There were no receivables outstanding from this customer as of March 31, 2012 and June 30, 2011. As of March 31, 2012 this shareholder sold his shares and was no longer a shareholder of the Company.

Promoters and Certain Control Persons

The Reverse Acquisition resulted in a change of control by issuance of our securities to the following entities and individuals:

•	Chris Anthony. Mr. Anthony, our Chairman, Chief Executive Officer, and President, is one of our major shareholders which beneficially owns approximately 29% of our common stock on the completion of the share exchange.

•	Esenjay Investments, LLC. Esenjay Investment, LLC is one of our major shareholders which beneficially owns approximately 49% of our common stock on the completion of the share exchange. Mr. Michael Johnson, our director, is the director and shareholder of this entity.

•	James Gevarges. Mr. Gevarges, our director, is one of our major shareholders who beneficially owns approximately 15% of our common stock on the completion of the share exchange.

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In connection with the Reverse Acquisition, Messrs. Anthony and Gevarges and Esenjay Investments LLC each agreed not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of our common stock or securities convertible into or exercisable or exchangeable into our common stock beneficially owned by such shareholder, for a period of eighteen (18) months from the closing date of the Reverse Acquisition, except during the period after the first anniversary of the closing date and a period of six (6) months thereafter, in such an amount which constitutes less than three percent (3%) in the aggregate of such shareholder’s beneficial ownership of our common stock per month.

Director Independence

We currently do not have any independent directors as the term “independent” is defined by the rules of the Nasdaq Stock Market.

MARKET PRICE OF AND DIVIDENDS ON THE

REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock started quotation on the OTCQB under the stock symbol “LNPI.” On June 11, 2012, our symbol was changed to “FLUX.” The following table sets forth the range of the closing bid prices for our common stock for the period January 1, 2010 through March 31, 2012, for each of the quarters ended on the date set forth below.  Such prices represent inter-dealer quotations, do not represent actual transactions, and do not include retail mark-ups, mark-downs or commissions.  Such prices were determined from information provided by a majority of the market makers for our common stock.

	High Close	Low Close
2012
Quarter ended March 31, 2012	$0.29	$0.29

2011
Quarter ended December 31, 2011	$0.29	$0.29
Quarter ended September 30, 2011	$0.29	$0.29
Quarter ended June 30, 2011	$0.29	$0.29
Quarter ended March 31, 2011	$0.29	$0.29

2010
Quarter ended December 31, 2010	$0.25	$0.25
Quarter ended September 30, 2010	$0.25	$0.25
Quarter ended June 30, 2010	$0.25	$0.25
Quarter ended March 31, 2010	$0.25	$0.25

Shareholders

The approximate number of record holders of our common stock as of May 29, 2012 was 1,314.

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Dividend Policy

We presently do not expect to declare or pay such dividends in the foreseeable future and expect to reinvest all undistributed earnings to expand our operations, which the management believes would be of the most benefit to our shareholders. The declaration of dividends, if any, will be subject to the discretion of our Board of Directors, which may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among others.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides aggregate information as of June 30, 2011 with respect to all compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, and warrants	Weighted- average exercise price of outstanding options, and warrants	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders(1)	710,000	$0.13	0
Equity compensation plans not approved by security holders	0	$0	0
Total	710,000	$0.13	0

(1) The options have not been adjusted based on the Share Exchange Ratio. In addition, as part of the Reverse Acquisition, we have adopted a Stock Option Plan (“Option Plan”) in accordance with Sections 424(a) and 409A of the Internal Revenue Code. However, we will not be able to grant additional options under the Option Plan.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 145,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our Board of Directors. Our Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

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Preferred Stock

We may issue up to 5,000,000 shares of preferred stock, par value of $0.001 in one or more classes or series within a class pursuant to our Articles of Incorporation. There are currently no shares of preferred stock issued and outstanding.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our Articles of Incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its Board of Directors and management. According to our bylaws and Articles of Incorporation, neither the holders of the Company’s common stock nor the holders of the Company’s preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s Board of Directors or for a third party to obtain control of the Company by replacing its Board of Directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board of Directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the Board of Directors or a majority of the voting power held by disinterested stockholders, or
•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Our Articles of Incorporation state that we have elected not to be governed by the “business combination” provisions, therefore such provisions currently do not apply to us.

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Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Our Articles of Incorporation state that we have elected not to be governed by the “control share” provisions, therefore, they currently do not apply to us.

Transfer Agent and Registrar

Our independent stock transfer agent is Interwest Transfer Company, Inc. located at 1981 Murray Holladay Road, Suite 100 and telephone number (801) 272-9294.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its Articles of Incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

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Charter Provisions and Other Arrangements of the Registrant

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

The Company shall indemnify its directors to the fullest extent permitted by the NRS and may, if and to the extent authorized by the Board of Directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

The Company may at the discretion of the Board of Directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

Insofar as indemnification by us for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Articles of Incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Indemnification Agreements

On June 14, 2012, in connection with the appointment of Mr. Chris Anthony as our director, Chief Executive Officer and President, and Mr. Steve Jackson as our Chief Financial Officer, and Mr. Craig Miller as our Secretary, we executed a standard form of indemnification agreement (“Indemnification Agreement”) with each of them (the “Indemnitee”).

Pursuant to and subject to the terms, conditions and limitations set forth in the Indemnification Agreement, we agreed to indemnify each Indemnitee, against any and all expenses incurred in connection with the Indemnitee’s service as our officer, director and or agent, or is or was serving at our request as a director, officer, employee, agent or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other entity or enterprise but only if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, and in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the indemnification provided in the indemnification agreement is applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven. Additionally, the Indemnification Agreement establishes processes and procedures for indemnification claims, advancement of expenses and costs and contribution obligations.

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We intend to enter into such Indemnification Agreements with Messrs. Johnson and Mr. Gevarges upon the effectiveness of their respective appointment as our directors.

Item 4.01 Change in Registrant’s Certifying Accountant

(a)	Previous Independent Registered Public Accounting Firm

On June 14, 2012, we dismissed Friedman LLP (“Friedman”) as our independent registered public accounting firm.

Friedman’s report on our consolidated balance sheets as of December 31, 2011 and 2010, and the related consolidated statements of operations and comprehensive income, stockholders’ equity (deficit) and cash flows for the years then ended, did not contain an adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to any uncertainty, audit scope or accounting principles, other than as to the substantial doubt of the Company’s ability to continue as a going concern.

The decision to change our independent registered public accounting firm was made and approved by our Board of Directors on June 14, 2012. We do not have a separate audit committee.

During our most recent fiscal years ended December 31, 2011 and 2010, there have been no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Friedman would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During our most recent fiscal years ended December 31, 2011  and 2010, Friedman did not advise us on any matter set forth in Item 304(a)(1)(v)(A) through (D) of Regulation S-K.

We have provided our former independent accountant, Friedman with a copy of the disclosures expressed herein and we have requested that Friedman furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such statements. Friedman's response is attached as Exhibit 16.1.

(b)	New Independent Registered Public Accounting Firm.

On June 14, 2012, we engaged Mayer Hoffman McCann P.C. (“MHM”) to serve as our independent registered public accounting firm. During our two most recent fiscal years ended June 30, 2011, and through its appointment on June 14, 2012, we did not consult with MHM regarding (i) the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us that was an important factor to be considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01 Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

Pursuant to the Exchange Agreement, as amended, we acquired 100% of the issued and outstanding capital stock of Flux Power in exchange for 37,714,514 shares of our common stock, which constitutes approximately 91% of our issued and outstanding common stock after the consummation of the Reverse Acquisition. As a result of the Reverse Acquisition, we have assumed the business and operations of Flux Power.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon the closing of the reverse acquisition, Mr. Gianluca Cicogna Mozzoni, our Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and a director, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately; and from his position as our director that will become effective on the tenth day following the mailing by us of an information statement to our stockholders that complies with the requirements of Section 14(f) of the Exchange Act. In addition, our Board of Directors on June 14, 2012, increased the size of our Board of Directors to three directors and appointed Mr. Chris Anthony (Chairman) to fill the vacancy created by the increase in board size, effective as of the date of the Closing of the reverse acquisition. In addition, Messrs. Michael Johnson and James Gevarges were appointed to fill the vacancies created upon the effective resignation of Mr. Mozzoni and the increase in the size of the board, with such appointments and resignation to be effective in compliance with Section 14(f) of the Exchange Act.

In addition, our Board of Directors appointed Mr. Anthony to serve as our chairman, Chief Executive Officer and President, and Steve Jackson as our Chief Financial Officer and Chief Operating Officer, effective immediately at the close of the Reverse Acquisition.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Change in Fiscal Year

In connection with the Share Exchange with Flux Power, our Board of Directors, on June 14, 2012, approved a change of our fiscal year end to June 30, the fiscal year end of our operating company Flux Power. Starting with the periodic report for the quarter in which the Reverse Acquisition was completed, we will file annual and quarterly reports based on a June 30 fiscal year. Such financial statements will depict the operating results of the Company and the acquisition of Flux Power. In reliance on Section III F of the SEC’s Division of Corporate Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance dated March 31, 2001, we do not intend to file a transition report but include in this Form 8-K audited financial statements of Flux Power for the year ended June 30, 2011.

Item 5.06 Change in Shell Company Status

Prior to the closing of the reverse acquisition, FPH, formerly Lone Pine, was a “shell company” as defined in Rule 12b-2 of the Exchange Act. As described in Item 2.01 above, which is incorporated by reference into this Item 5.06, FPH ceased being a shell company upon completion of the Reverse Acquisition on June 14, 2012.

Item 8.01 Other Events.

The information relating to the Private Placement under Item 2.01 is being provided pursuant to Rule 135c under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

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Filed herewith are:

•	Audited financial statements of Flux Power, Inc. as of and for the fiscal years ended June 30, 2011 and 2010 (the 2010 fiscal year covered a period of eight months).

•	Unaudited condensed financial statements of Flux Power, Inc. as of March 31, 2012 and for the nine months ended March 31, 2012 and 2011.

(b)	Pro Forma Financial Information

Filed herewith is unaudited pro forma combined financial information of FPH and its subsidiaries.

(d) Exhibits

Exhibit No.	Description
2.1	Securities Exchange Agreement dated May 18, 2012 (1)
2.2	Amendment No. 1 to the Securities Exchange Agreement dated June 13, 2012 (2)
3.1	Restated Articles of Incorporation (4)
3.2	Amended and Restated Bylaws of Flux Power Holdings, Inc. (3)
10.1	Esenjay Secondary Revolving Promissory Note for Operating Capital dated October 1, 2011 (2)
10.2	Esenjay Bridge Loan Promissory Note dated March 7, 2012 (2)
10.3	Amended and Restated Terms of Employment with Chris Anthony with an effective date of January 1, 2010 (2)
10.4	Terms of Employment with Steve Jackson dated January 12, 2012 (2)
10.5	Flux Power, Inc. 2010 Stock Plan (2)
10.6	Flux Power, Inc. 2010 Stock Plan: Form of Stock Option Agreement (2)
10.7	LHV Power Corporation Term Sheet dated June 19, 2009 (2)
10.8	LHV Manufacturing Implementation Agreement dated August 1, 2009 (2)
10.9	GreenTech Automotive, Inc. Purchase Order Terms and Conditions*(CT)
10.10	NACCO Materials Handling Group, Inc. Prototype Agreement dated February 6, 2012* (CT)
10.11	Baytree Capital Advisory Agreement dated June 14, 2012 (2)
10.12	Form of Indemnification Agreement (2)
10.13	Vendor Agreement dated January 15, 2010*
16.1	Letter from Friedman LLP re: change in certifying accountant dated June 18, 2012 (2)
21.1	Subsidiaries (2)
99.1	Audited financial statement of Flux Power, Inc. as of and for the fiscal years ended June 30, 2011 and 2010 (the 2010 fiscal year covered a period of eight months) (4)
99.2	Unaudited condensed financial statements of Flux Power, Inc. as of March 31, 2012 and for the nine months ended March 31, 2012 and 2011(4)
99.3	Unaudited Pro Forma Combined Financial Information of Flux Power Holdings, Inc. and its subsidiaries(4)

* Filed herewith.

(1) Incorporated by reference to Form 8-K filed with the SEC on May 24, 2012

(2) Incorporated by reference to Form 8-K filed with the SEC on June 18, 2012

(3) Incorporated by reference to Form 8-K filed with the SEC on May 31, 2012

(4) Incorporated by reference to Form 8-K/A (Amendment No. 1) filed with the SEC on August 6, 2012

(CT) Application has been made to the SEC to seek confidential treatment of certain portions of Exhibits 10.9 and 10.10 under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omitted material for which confidential treatment has been requested has been filed separately with the SEC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.,
A Nevada Corporation

Dated: August 29, 2012	/s/Craig Miller
Craig Miller, Chief Intellectual Property Officer and Corporate Secretary

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